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                                                                    EXHIBIT 99.2

                            ASSET PURCHASE AGREEMENT

                             DATED NOVEMBER 10, 2005

                                  BY AND AMONG

                        ACS STATE & LOCAL SOLUTIONS, INC.

                                   AS SELLER,

                                       AND

                                 ARBOR E&T, LLC,

                                    AS BUYER

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                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement is made and entered into as of November 10, 2005 by and among (i) ACS State & Local Solutions, Inc., a New York corporation ("Seller"), (ii) Arbor E&T, LLC, a Kentucky limited liability company ("Buyer"),
(iii) solely for the purpose of guaranteeing the performance by Buyer of its obligations in Section 3 and its indemnification obligations in Section 13 of this Agreement, Res-Care, Inc., a Kentucky corporation ("Res-Care"), and (iv) solely for the purpose of guaranteeing the performance by Seller of its indemnification obligations in Section 13 of this Agreement, Affiliated Computer Services, Inc., a Delaware corporation ("ACS").

                                    RECITAL:

      A. WHEREAS, Seller is the owner of the Acquired Assets, through which Seller operates the Subject Business;

      B. WHEREAS, Seller is, directly or indirectly, a wholly-owned subsidiary of ACS;

      C. WHEREAS, Buyer is a wholly-owned subsidiary of Res-Care; and

      D. WHEREAS, Seller desires to sell, convey, transfer and assign to Buyer, and Buyer desires to purchase and acquire from Seller, all of the Acquired Assets and Buyer has agreed to assume certain liabilities of Seller, upon the terms and conditions set forth in this Agreement.

                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the foregoing premises and the warranties, representations, covenants and agreements contained herein, Seller and Buyer agree as follows:

SECTION 1. CERTAIN DEFINITIONS:

      As used in this Agreement the following terms will have the indicated meanings:

      "ACCOUNTS RECEIVABLE" shall mean all billed accounts receivable of the Subject Business.

      "ACQUIRED ASSETS" shall mean, other than for assets and properties falling within the definition of the Excluded Assets, the following assets and properties (i) Assumed Contracts, (ii) Tangible Personal Property, (iii) Business Records, (iv) Goodwill, (vi) Transferable Permits, (vi) Owned Intellectual Property and (viii) all other assets and properties that are owned by Seller or any of its Affiliates and exclusively used or held for exclusive use in the Subject Business.

      "ACQUIRED BUSINESS" is defined in Section 8.5(b).

      "ACS" is defined in the preamble to this Agreement.

ASSET PURCHASE AGREEMENT                                                  PAGE 1

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      "ACS LOGOS" shall mean the name, logo and other identifying names, marks and slogans of ACS and any of its Affiliates.

      "AFFILIATE" shall mean with respect to the indicated Person any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, the indicated Person and also means any officer, director, trustee, shareholder, manager, principal, partner or member of the indicated Person or the other Person. For purposes of this definition, the terms "control", "controlled by" and "under common control with" means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of the indicated Person, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise.

      "AGREEMENT" shall mean this Asset Purchase Agreement, as it may be amended from time to time by agreement of the parties, and all Exhibits and Schedules attached hereto together with any permitted or agreed updates or amendments to such Exhibits and/or Schedules.

      "APPLICABLE LAW" shall mean any applicable federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity on or prior to the Closing Date.

      "ASSUMED CONTRACTS" shall mean the Operating Contracts, the Customer Contracts, the Intellectual Property Licenses, the Real Estate Leases and the subleases set forth on Schedule 4.12.

      "ASSUMED LIABILITIES" is defined in Section 2.3.

      "BALANCE SHEETS" is defined in Section 4.5.

      "BASKET AMOUNT" is defined in Section 13.3(a).

      "BUSINESS DAY" shall mean any day other than Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or required to be closed.

      "BUSINESS PROPRIETARY INFORMATION" shall mean any and all information related to or concerning the Subject Business which has not been, or is not made, generally available to the public by Seller prior to the Closing Date.

      "BUSINESS RECORDS" shall mean all business books, records, files and papers, whether in hard copy or electronic format, of Seller used exclusively in the Subject Business, including books of account, invoices, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, documentation developed or used for accounting, marketing, or any other purpose relating exclusively to the conduct of the Subject Business at any time prior to the Closing except to the extent Seller or an Affiliate of Seller is required to retain the originals pursuant to any Applicable Law and, in which case, Buyer will be provided with a copy.

ASSET PURCHASE AGREEMENT                                                  PAGE 2

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      "BUYER" is defined in the preamble to this Agreement.

      "BUYER EXPENSE" is defined in Section 11.13(a).

      "BUYER PTO" shall mean all Paid Time Off of the Employees other than the Seller PTO.

      "BUYER REVENUE" is defined in Section 11.13(a).

      "BUYER'S REP" is defined in Section 11.13(e).

      "CLAIM NOTICE" is defined in Section 13.1.

      "CLOSING" is defined in Section 3.1.

      "CLOSING DATE" is defined in Section 3.1.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "COMPETING BUSINESS" is defined in Section 8.5(a).

      "CONFIDENTIALITY AGREEMENT" is defined in Section 6.1.

      "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, equipment lease or other lease, license agreement, understanding, instrument, note, bond, mortgage, indenture, warranty, insurance policy, or legally binding commitment or undertaking of any nature to which a Person is a party or by which the assets or properties of a Person are bound.

      "COPYRIGHTS" shall mean all domestic and foreign copyright interests in any original work of authorship fixed in a tangible medium of expression, whether registered or unregistered, including but not limited to all copyright registrations or foreign equivalents, all applications for registration or foreign equivalent, all moral rights, all common-law rights, and all rights to register and obtain renewals and extensions of copyright registrations, together with all other copyright interests accruing by reason of international copyright convention, together with all income, royalties, damages and payments now or hereafter due or payable with respect thereto and the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor.

      "CURRENT BALANCE SHEET" is defined in Section 4.5(a).

      "CUSTOMERS" shall mean the customers under the Customer Contracts.

      "CUSTOMER CONTRACTS" shall mean the contracts listed on Schedule 4.13 and those Contracts for the Subject Business that are entered into during the Pre-Closing Period in accordance with Section 6.2.

ASSET PURCHASE AGREEMENT                                                  PAGE 3

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      "DAMAGES" shall mean any loss, damage, injury, liability, claim, demand, amounts paid in settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation), amount due or expense of any nature, except Damages does not include the types of damages described in Section 14.3. Such Damage or Damages shall be calculated to be net of any tax benefits received or realized by a party in connection with the Damage or Damages.

      "DISPUTE" is defined in Sec. 14.16.

      "DISQUALIFYING ACQUISITION" is defined in Section 8.5(c).

      "DISQUALIFIED BUSINESS" is defined in Section 8.5(c).

      "DOCUMENTATION" shall mean those materials developed for use in connection with particular software in order to explain, instruct or clarify the construction, operation, function, programming or features of the particular software. Without limiting the generality of the foregoing, Documentation also includes user and programming manuals, programmer notes, flow charts, schematics, illustrations, logic diagrams, descriptions of data flows, data structures, operating instructions, input information, training documents and format and technical and functional specifications.

      "DROP DEAD DATE" shall mean the date that is three months from the date of the execution of this Agreement.

      "EMPLOYEE BENEFIT PLANS" means any of the following arrangements under which Seller, or any of its Affiliates, has any liability to provide benefits or compensation to or on behalf of any Employee, or the spouse or dependents of any
Employee: (a) any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, (b) any employee benefit plan within the meaning of Section 3(3) of ERISA, (c) any employee pension benefit plan within the meaning of Section 3(2) of ERISA, and (d) any other material profit-sharing, deferred compensation, incentive compensation, bonus, commission, stock option, stock purchase, severance pay, unemployment benefit, vacation pay, savings, dependent care, scholarship, accident, disability, weekly income, salary continuation or other compensation or fringe benefit plan or program.

      "EMPLOYEES" shall mean with respect to the Subject Business all full-time and part-time employees, employees on workers' compensation, military leave, maternity leave, leave under the Family and Medical Leave Act of 1993, short-term disability, salary continuation, on layoff with recall rights, and employees on other approved leaves of absence with a legal or contractual right to reinstatement; provided that "Employees" shall not include Seasonal Employees. A list of the Employees as of October 31, 2005 is set forth on
Schedule 4.17(a).

      "EMPLOYEE PROCEEDING" shall mean any pending or threatened Legal Proceeding raised or made by or on behalf of an Employee or any Seasonal Employee that is based on an employer-employee relationship including, but not limited to, claims of sexual harassment,

ASSET PURCHASE AGREEMENT                                                  PAGE 4

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retaliation, wrongful termination, hostile work environment, employee benefits and any similar claims.

      "ENCUMBRANCE" shall mean any charge, encumbrance, encroachment, option, right of first refusal, preemptive right or other material restriction of any kind that is not inherent in the nature of, or normally characteristic of, the particular asset or property in question.

      "ENVIRONMENTAL LAWS" means all Applicable Laws pertaining to the environment, natural resources, and public or employee health and safety as any of same may be in effect on or prior to the Closing Date.

      "ENVIRONMENTAL LIABILITIES" shall mean those liabilities of Seller from the operation of the Subject Business prior to the Closing Date that arise from or under any Environmental Law, including those consisting of or relating to:
(a) any environmental, health or safety matter or condition (including on-site contamination or occupational safety, health and regulation of any chemical substance or product); (b) any Damages from Seller's operation of the Subject Business prior to the Closing Date that arise under any Environmental Law; (c) financial responsibility under any Environmental Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions required by any Environmental Law and for any natural resource damages; or (d) any other compliance, corrective or remedial measure required under any Environmental Law, including any applicable Environmental Law relating to the release of Hazardous Materials. The terms "removal", "remedial", and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

      "ENVIRONMENTAL VIOLATION" is defined in Section 4.18.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "EXCLUDED ASSETS" is defined in Section 2.4.

      "EXPIRATION DATE" is defined in Section 13.1.

      "FINANCIAL STATEMENTS" is defined in Section 4.5(a).

      "FIRST CAP LIMITATION" shall mean $10,000,000.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time through the Closing Date as applied on a consistent basis from period to period by the Seller in the past as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board.

      "GOODWILL" shall mean the goodwill associated with the Subject Business.

ASSET PURCHASE AGREEMENT                                                  PAGE 5

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      "GOVERNMENTAL AUTHORIZATION" shall mean any permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Applicable Law; provided that "Governmental Authorization" does not include Government Contracts or consent by a Governmental Entity to the assignment of a Governmental Contract.

      "GOVERNMENT CONTRACT" is defined in Section 4.23.

      "GOVERNMENTAL ENTITY" shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or
(iii) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, organization, unit or body and any court or other tribunal.

      "HAZARDOUS MATERIALS" shall mean (i) any "hazardous substance" or "pollutant" or "contaminant," as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, (ii) any toxic or hazardous substance, material or waste, (iii) "petroleum" as that term is defined in the Resource Conservation and Recovery Act or (iv) any other substance or waste which is regulated under any applicable Environmental Law with respect to its discharge, release or disposal.

      "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "INCOME STATEMENTS" is defined in Section 4.5(a).

      "INTELLECTUAL PROPERTY" shall mean Patent Rights, Trademark Rights, Copyrights, Know-How, Software, Trade Secrets, Inventions and includes without limitation, internet domain name registrations, designs, blueprints, drawings, proprietary right or other intellectual property right or intangible asset or right to use or exploit any of the foregoing.

      "INTELLECTUAL PROPERTY LICENSES" shall mean those written Contracts that provide for the license by a third party to Seller of Intellectual Property that is exclusively used in the Subject Business.

      "INVENTIONS" shall mean, whether or not patentable, novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, formulas, machines, designs, expressions, theories and ideas, and improvements thereto.

      "KNOW-HOW" shall mean scientific, engineering, mechanical, electrical, financial, marketing or practical knowledge or experience useful in the operation of the Subject Business.

      "KNOWLEDGE OF BUYER" shall mean the actual knowledge, after reasonable inquiry, of any of Paul Dunn, Vince Doran, David Miles, John Dunkle and Ross Davison.

ASSET PURCHASE AGREEMENT                                                  PAGE 6

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      "KNOWLEDGE OF SELLER" and "SELLER'S KNOWLEDGE" shall mean the actual knowledge, after reasonable inquiry, of any of Gerald Miller, Ray Saulino, Pat Mele, Tim Giannoni, John Rexford and Michael Natelli.

      "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before any court or other Governmental Entity or any arbitrator or arbitration panel.

      "LIABILITY" or "LIABILITIES" shall be broadly construed to mean all costs, expenses, liabilities, duties, responsibilities, obligations, debts, claims, loss, damages, demands, lawsuits, Taxes and all other forms and types of liabilities and obligations of any nature whether fixed, contingent, liquidated, unliquidated, and whether or not required by GAAP to be reflected on a financial statement.

      "LIEN" shall mean any lien, pledge, mortgage, deed of trust, attachment or other security interest in an asset for the payment or performance of some debt or obligation.

      "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, assets or financial condition of the Subject Business taken as a whole, but excluding however material adverse effects to the extent related to (i) business or economic conditions generally or the industries in which the Subject Business operates, (ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index and including changes in interest or exchange rates), (iv) changes in United States generally accepted accounting principles, (v) changes in Applicable Laws other than those which would preclude, disrupt or hinder the Subject Business from conducting its business in the ordinary course, or (vi) the announcement of, or the taking of any action contemplated by, this Agreement.

      "NECESSARY THIRD PARTY CONSENTS" is defined in Section 8.7.

      "NON-COMPETITION PERIOD" is defined in Section 8.5(a).

      "OPERATING CONTRACTS" shall mean all of the Contracts of Seller or its Affiliates with vendors and suppliers pursuant to which all or substantially all of the goods or services procured thereunder are used in the Subject Business, including the Contracts listed on Schedule 4.14.

      "OWNED INTELLECTUAL PROPERTY" shall mean all items of Intellectual Property owned by Seller that are used exclusively or held for exclusive use in the Subject Business.

      "PAID TIME OFF" or "PTO" shall mean vacation, sick leave and other personal leave time with respect to which an Employee is entitled to be paid while off from work.

ASSET PURCHASE AGREEMENT                                                  PAGE 7

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      "PATENT RIGHTS" shall mean and include all domestic and foreign patents
(including without limitation certificates of invention and other patent equivalents), provisional applications, patent applications and patents issuing therefrom as well as any division, continuation or continuation in part, reissue, extension, reexamination, certification, revival or renewal of any patent, all Inventions and subject matter related to such patents, in any and all forms, together with all income, royalties, damages and payments now or hereafter due or payable with respect thereto and the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor.

      "PERSON" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, estate, trust, company, firm or other legal enterprise, association, organization and any Governmental Entity.

      "PERMITTED EXCEPTIONS" shall mean (i) any Encumbrance or Lien that is not material in amount or character, (ii) any Encumbrance or Lien that does not singly or in the aggregate with other Encumbrances or Liens materially detract from the value of the property to which it relates or materially detract from or interfere with the use of property to which it relates in the ordinary conduct of business as presently conducted, (iii) an Encumbrance or Lien arising in the ordinary course of business that has not been filed of record and that relates to an obligation as to which there is no material default on the part of Seller,
(iv) an Encumbrance or Lien for Taxes that are not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the financial statements of the Seller in accordance with GAAP, (v) Encumbrances against Contracts, leases, subleases, equipment leases, licenses and similar agreements entered into in the ordinary course of business, (vi) zoning, building, fire, health, environmental and pollution control laws, ordinances, rules and safety regulations and other similar restrictions, and (vii) Liens placed on the Acquired Assets by Buyer at the time of Closing.

      "PRE-CLOSING PERIOD" shall mean the period between the date of this Agreement and the Closing Date.

      "PUBLIC ELEMENTS" is defined in Section 4.10.

      "PURCHASE PRICE" is defined in Section 2.2.

      "REAL ESTATE LEASES" shall mean those real estate leases covering leased premises that are used exclusively by the Subject Business.

      "RECONCILIATION SCHEDULE" is defined in Section 11.13(f).

      "REPRESENTATIVES" shall mean with respect to a particular Person, the officers, directors, managers, members, employees, agents, attorneys, accountants, advisors and other representatives of such Person.

      "RES-CARE" is defined in the preamble to this Agreement.

ASSET PURCHASE AGREEMENT                                                  PAGE 8

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      "RETAINED BUSINESS" shall mean all businesses and operations of any type or character of the Seller and its Affiliates other than the Subject Business.

      "RETAINED LIABILITIES" is defined in Section 2.5.

      "SCHEDULES" or "SCHEDULE" shall mean a numbered Schedule attached to or accompanying this Agreement.

      "SCHEDULE UPDATES" is defined in Section 6.4.

      "SEASONAL EMPLOYEES" shall mean those individuals who, under the terms of applicable Customer Contracts, are placed on Seller's payroll system for a limited duration and are engaged in the Subject Business. Such individuals are not included within the definition of "Employees" but those Seasonal Employees that are employed as of October 31, 2005 are set forth on Schedule 4.17(a).

      "SECOND CAP LIMITATION" shall mean an amount equal to the Purchase Price.

      "SELLER" is defined in the preamble to this Agreement.

      "SELLER EMPLOYEE BENEFIT PLANS" is defined in Section 4.17(b).

      "SELLER GUARANTEE OBLIGATIONS" is defined in Section 8.7(c).

      "SELLER EXPENSE" is defined in Section 11.13(a).

      "SELLER PTO" shall mean, without duplication (i) accrued and unused vacation time as of the Closing Date of those Employees who were employed by predecessors to Seller and that Seller has accrued and carried as a liability on its balance sheet for the Subject Business and (ii) accrued and unused vacation time as of the Closing Date of the Employees that is required by Applicable Law to be paid to the Employees upon their termination of employment with Seller, unless and to the extent that under Applicable Law such vacation time is carried over by an Employee from Seller to Buyer.

      "SELLER REVENUE" is defined in Section 11.13(a).

      "SELLER'S FACILITIES" shall mean the leased premises covered by the Real Estate Leases that are occupied by the Subject Business.

      "SELLER INFORMATION" is defined in Sec. 12.4.

      "SELLER'S MARKS" is defined in Section 8.6.

      "SELLER'S REP" is defined in Section 11.13(e).

      "SHARED SERVICES" is defined in Section 8.4.

ASSET PURCHASE AGREEMENT                                                  PAGE 9

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      "SOFTWARE" shall mean materials associated with software systems used exclusively by the Subject Business consisting of: (i) any and all computer software, including all Source Code and object code, (ii) machine readable databases and compilations, including any and all data and collections of data,
(iii) Documentation and (iv) all content contained on the internet site of the Subject Business.

      "SOURCE CODE" will be deemed to mean the instruction set for the applicable Software, or portion thereof, including comments and procedural code, such as compilation switches, job control language statements and a description of the system/program generation procedure, in a form intelligible to human programmers and capable of being readily translated into object code for execution on computer equipment through assembly or compiling, together with the documentation required to facilitate such translation, assembly and compiling; including, without limitation, programmers' notes, technical and functional specifications, flow charts, schematics, test programs, statements of principles of operations, architectural and design standards and descriptions of data flows, data structures and control logic.

      "STRADDLE PERIOD" is defined in Sec. 11.13(b).

      "SUBJECT BUSINESS" shall mean that sub-line business unit of Seller known as the "Workforce and Community Solutions" that provides (i) job counseling, job training, job placement, job retention and related employer services for eligible program participants and other "One-Stop Constituents" in furtherance of the 1996 Personal Responsibility and Work Opportunity Reconciliation Act (PRWORA) and the 1998 Workforce Investment Act (WIA) and (ii) alternative education services that assist with youth in danger of being expelled from school.

      "TANGIBLE PERSONAL PROPERTY" shall mean all equipment, office equipment, furniture, furnishings, computer equipment, printers, servers, switches, spare parts, materials, machinery, tools, vehicles and all other items of tangible personal property exclusively used or held for exclusive use in the Subject Business, including without limitation the tangible personal property listed on
Schedule 4.9(a).

      "TAX" or "TAXES" shall mean (i) any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any Governmental Entity including income, franchise, profits, gross receipts, unrelated business taxable income, minimum, alternative or add-on minimum, estimated, ad valorem, value-added, sales, use, service, real or personal property, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax.

      "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or

ASSET PURCHASE AGREEMENT                                                 PAGE 10

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payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Applicable Law relating to any Tax.

      "THIRD PARTY RIGHTS" is defined in Section 4.10.

      "TRADE SECRETS" shall mean any formula, design, device or compilation, or other information which is used or held for use by a business, which gives the holder thereof an advantage or opportunity for advantage over competitors which do not have or use the same, and which is not generally known by the public. Trade Secrets can include, by way of example, formulas, Source Code, market surveys, market research studies, information contained on drawings and other documents, and information relating to research, development or testing.

      "TRADEMARK RIGHTS" shall mean and includes all domestic and foreign trademarks, trade dress, service marks, trade names, icons, logos, slogans, and any other indicia of source or sponsorship of goods and services, designs and logotypes related to the above, in any and all forms, whether registered or unregistered, and all trademark registrations and applications for registration related to such trademarks (including, but not limited to intent to use applications), together with any and all accounts, contract rights, warranties, litigation claims and rights, and the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefore and all income, royalties, damages and payments now or hereafter due or payable with respect thereto.

      "TRANSACTION" shall mean the transactions contemplated by the Transaction Documents.

      "TRANSACTION DOCUMENTS" shall mean this Agreement, the Transition Services Agreement, and the other agreements and instruments delivered at Closing pursuant to this Agreement.

      "TRANSFERABLE PERMITS" shall mean all Governmental Authorizations held by the Seller exclusively with respect to the Subject Business that can be transferred by assignment to Buyer under Applicable Law without consent of the applicable Governmental Entity.

      "TRANSFERRED EMPLOYEES" shall mean those of the Employees who accept employment with the Buyer in connection with the Transaction.

      "TRANSFER TAXES" is defined in Section 11.9.

      "TRANSITION SERVICES AGREEMENT" is defined in Section 8.4.

      "TYPE A SPECIAL REPRESENTATIONS" shall mean the representations and warranties contained in Sections 4.17 (Employees and Employee Benefit Plans),
4.18 (Environmental Matters) and 4.21 (Taxes).

      "TYPE B SPECIAL REPRESENTATIONS" shall mean the representations and warranties contained in Sections 4.1 (Organization and Good Standing), 4.2 (Authorization, Execution and Validity) and 4.8 (Title to Acquired Assets).

ASSET PURCHASE AGREEMENT                                                 PAGE 11

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      "WARN ACT" means the Worker Adjustment and Retraining Notification Act of
1988.

SECTION 2. SALE AND PURCHASE, PURCHASE PRICE, ETC.

      2.1 Purchase and Sale of Acquired Assets. At the Closing, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall acquire, accept and purchase from Seller, the Acquired Assets, free and clear of all Liens and Encumbrances other than Permitted Exceptions, all upon the terms and subject to the conditions set forth in this Agreement.

      2.2 Purchase Price. At the Closing, Buyer shall pay to Seller Sixty-Nine Million Dollars ($69,000,000) (the "Purchase Price"). In addition, Buyer shall pay to Seller cash in the amount of any deposits that are transferred to Buyer pursuant to Section 8.9. Such payments shall be made by wire transfer of immediately available funds in U.S. Dollars at the Closing to an account designated by Seller to Buyer at least one Business Day prior to the Closing Date.

      2.3 Assumed Liabilities. As further consideration for the conveyance of the Acquired Assets from Seller to Buyer, Buyer agrees to assume at the Closing the following described liabilities of Seller and its Affiliates (referred to herein as the "Assumed Liabilities"): (i) all Liabilities arising from and after the Closing Date under the Assumed Contracts, (ii) all Liabilities arising out of Buyer's operation of the Subject Business under the Transferable Permits,
(iii) all Liabilities arising out of Buyer's ownership and operation of the Acquired Assets and the Subject Business from and after the Closing Date, (iv) all Buyer PTO that arises prior to the Closing Date, (v) Buyer's severance and termination obligations as provided in Section 8.1(a), and (vi) Buyer's responsibility for any WARN Act liability or liability under any similar Applicable Law as provided in Section 8.2.

      2.4 Excluded Assets. To avoid any confusion and to remove all doubt, it is expressly agreed and understood that Seller is not selling, conveying or assigning to Buyer (i) any cash, (ii) Accounts Receivable, (iii) any unbilled accounts receivable or work in progress that has not yet been billed but relates to work or services performed or accrued prior to the Closing Date and any other revenues or fees that relate to work or services performed prior to the Closing Date, (iv) working capital of the Subject Business (including deposits; provided, however, that if Buyer purchases a deposit pursuant to Section 2.2, such deposit will not be an Excluded Asset but will be an Acquired Asset), (v) the bank accounts and lock boxes of the Subject Business, and (vi) any property or asset of Seller or any of its Affiliates, whether real, personal or mixed, or tangible or intangible, that is not expressly and specifically described within the definition of the Acquired Assets (collectively, the "Excluded Assets").

      2.5 Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid and performed solely by Seller. "Retained Liabilities" shall mean all Liabilities of the Seller or its Affiliates arising from their operation of the Subject Business prior to the Closing Date except for those obligations of Buyer as set forth in Section 2.3(iv) through (vi). Except for those obligations of Buyer as set forth in
Section 2.3(iv) through (vi), the Retained Liabilities shall include (i) Liabilities arising from the acts or omissions of Seller or its Affiliates in the operation of the Subject Business prior to the Closing Date, (ii) Liabilities arising prior to the Closing Date under the Assumed Contracts, and
(iii) Liabilities arising out of

ASSET PURCHASE AGREEMENT                                                 PAGE 12

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Seller's or its Affiliate's ownership and operation of the Acquired Assets prior to the Closing Date.

      2.6 Software. Seller shall have no responsibility to Buyer or any other Person to provide upgrades, updates, support or maintenance with respect to any Software included within the Acquired Assets.

      2.7 Bulk Transfer Law. Buyer and Seller hereby waive compliance with the requirements of any applicable bulk sales law provisions of the Uniform Commercial Code of the jurisdictions in which the Acquired Assets are situated or which may otherwise be applicable to the Transaction. This provision shall not be deemed to limit the indemnity provided in Section 13 hereof.

SECTION 3. CLOSING

      3.1 Closing. The Closing of the transactions contemplated hereby (the "Closing") shall occur on or before the fifth (5th) Business Day (the "Closing Date") following satisfaction or waiver of all of the conditions to Closing of Seller and Buyer set forth in Sections 9 and 10 and shall take place at the offices of Seller's counsel at 10:00 a.m., local time at the place of Closing. Notwithstanding the foregoing, the parties will endeavor in good faith to effectuate the Closing simultaneously in different locations to avoid the travel and additional expense of requiring all parties to be simultaneously located in the same place. In connection therewith the parties will deliver, in escrow to opposing counsel and other appropriate parties, all assignments, instructions, documents, certificates, wire transfer instructions, escrow instructions and other matters and things necessary to effect Closing in such manner. Upon consummation, the Closing shall be effective as of 12:01 a.m. on the Closing Date.

      3.2 Closing Deliveries By Seller. At the Closing, Seller shall make, or cause to be made, the following deliveries to Buyer:

      (a) One or more Bills of Sale in the form of Exhibit A attached hereto conveying the Acquired Assets to Buyer and those additional conveyance instruments reasonably necessary to convey the Acquired Assets to Buyer;

      (b) A certificate of the secretary of Seller certifying (i) the resolutions authorizing the Transaction and the execution and delivery of the Transaction Documents and (ii) the incumbency of Seller's officers;

      (c) Seller's certificate as required by Section 9.3;

      (d) An appropriate Certificate issued by the Secretary of State of the State of New York dated effective no earlier than ten (10) Business Days before the Closing Date stating that Seller is in existence and is in good standing under the laws of that state and a certificate of qualification of Seller as a foreign entity authorized to do business in the states set forth on Schedule 3.2(d), each dated not more than thirty (30) calendar days prior to the Closing Date;

      (e) The consents referred to in Section 9.4;

ASSET PURCHASE AGREEMENT                                                 PAGE 13

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      (f) The Transition Services Agreement described in Section 8.4 executed by
Seller;

      (g) The release of any recorded Lien (other than a Lien filed with respect to equipment leases) encumbering the Acquired Assets; and

      (h) Any other items required by the Transaction Documents or as reasonably requested by Buyer to fully consummate the transactions contemplated by this Agreement.

      3.3 Closing Deliveries by Buyer. At the Closing, Buyer shall make the following deliveries to Seller:

      (a) Payment of the Purchase Price to Seller and payment of any funds to Seller for deposits, each as described in Section 2.2;

      (b) A certificate of the secretary of Buyer certifying (i) the resolutions authorizing the Transaction and the execution and delivery of the Transaction Documents and (ii) the incumbency of Buyer's officers;

      (c) Buyer's certificate as required by Section 10.3;

      (d) An Assumption Agreement in the form of Exhibit B, executed by Buyer, pursuant to which Buyer assumes the Assumed Liabilities;

      (e) The Transition Services Agreement described in Section 8.4 executed by Buyer;

      (f) An appropriate Certificate issued by the Secretary of State of the Commonwealth of Kentucky dated effective no earlier than ten (10) Business Days before the Closing Date stating that Buyer is in existence and is in good standing under the laws of that state; and

      (g) Any other items required by the Transaction Documents or as reasonably requested by Seller to fully consummate the transactions contemplated by this Agreement.

      3.4 Closing Proceedings. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER.

      Seller hereby represents and warrants to Buyer as follows:

      4.1 Organization and Good Standing. Seller is a corporation duly incorporated and validly existing under the laws of New York and is qualified and in good standing to transact business in each jurisdiction in which such qualification is required by law. Schedule 4.1 sets forth a list of all states in which the Seller is qualified to transact business with respect to the Subject Business. Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

ASSET PURCHASE AGREEMENT                                                 PAGE 14

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Seller has all corporate power needed to own or lease and operate its assets and to carry on its business as it is now being conducted.

      4.2 Authorization, Execution and Validity. The execution, delivery and performance of the Transaction Documents by Seller and the consummation by Seller of the Transaction have been duly authorized by all necessary corporate action. Each of the Transaction Documents to be executed and delivered by Seller, when duly and validly executed and delivered by Seller, will constitute the legal, valid and binding obligations of Seller, and will be enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

      4.3 Non-Contravention. Except as set forth on Schedule 4.3, neither the execution, delivery or performance by Seller of the Transaction Documents nor the consummation by Seller of the Transaction will directly or indirectly, with or without notice or lapse of time or both (i) contravene, conflict with or result in a violation of any of the provisions of Seller's articles of organization, by-laws or any resolution adopted by the directors of Seller, (ii) give any Person the right to challenge the Transaction or to exercise any remedy or obtain any relief under any Applicable Law or any order, writ, injunction, judgment or decree to which Seller or any of the Acquired Assets is subject,
(iii) give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Transferable Permit, (iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Assumed Contract or give any Person the right to (a) declare a default or exercise any remedy under any Assumed Contract, (b) accelerate the maturity or performance of any Assumed Contract, or (c) cancel, terminate or modify any Assumed Contract, (v) except for Permitted Exceptions, result in the imposition or creation of any Lien or Encumbrance upon or with respect to any Acquired Asset, or (vi) result in a violation or breach of, or result in a default under a material Contract to which Seller is a party, except in the case of clauses (iv), (v) and (vi) such contraventions, conflicts, violations, breaches, defaults, Liens or Encumbrances which would not have individually or in the aggregate a Material Adverse Effect.

      4.4 Legal Proceedings. Except as set forth on Schedule 4.4, there is no pending Legal Proceeding and, to the Knowledge of Seller, no Person has threatened to commence any Legal Proceeding against Seller with respect to the Subject Business or any Acquired Asset or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transaction. Seller is not subject to any order, writ, injunction, judgment or decree that relates in any material way to the Transaction or any of the Acquired Assets.

      4.5 Financial Statements.

      (a) Attached hereto as Schedule 4.5 are true and complete copies of the unaudited Statement of Net Assets before Intercompany Debt for the Subject Business as of June 30, 2004, June 30, 2005 and September 30, 2005 (collectively, the "Balance Sheets" and the Statement of Net Assets before Intercompany Debt for the Subject Business as of September 30, 2005, the "Current Balance Sheet") and the related unaudited statements of income for each of the years ended June 30, 2004 and June 30, 2005 and the related unaudited statements of income for the three months ended September 30, 2005 (collectively, the "Income Statements") (the Balance

ASSET PURCHASE AGREEMENT                                                 PAGE 15

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Sheets and the Income Statements collectively referred to as the "Financial
Statements"). The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of the Subject Business, as applicable, in conformity with GAAP consistently applied, except as set forth therein and except that the Balance Sheets do not contain information regarding stockholders' equity or intercompany debt and (iii) fairly present in all material respects the Subject Business' financial position as of the respective dates thereof and its results of operations for the periods then ended. The books and records of Seller have been kept on the accrual basis for all accounting periods covered by the Financial Statements.

      (b) There are no liabilities of the Subject Business that are required to be disclosed in the Current Balance Sheet in accordance with GAAP, other than the liabilities (i) reflected on the Current Balance Sheet, (ii) incurred since the date of the Current Balance Sheet in the ordinary course of business, (iii) incurred with respect to intercompany activities or (iv) that would not result in a Material Adverse Effect on the Subject Business.

      4.6 Accounts Receivable. All Accounts Receivable that are reflected on the Balance Sheet are bona fide receivables for goods and/or services actually delivered or rendered, subject to reserves for non-collection that have been determined on a basis consistent with past practices.

      4.7 Absence of Changes. Except as set forth on Schedule 4.7, since September 30, 2005: (a) there has not been any material adverse change in the business, assets, operations, or financial condition of the Subject Business taken as a whole; (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Acquired Assets (whether or not covered by insurance); (c) Seller has not made any pledge of any of the Acquired Assets or otherwise permitted any of the Acquired Assets to become subject to any Lien or Encumbrance other than the Permitted Exceptions; (d) Seller has not made any change in the operation or manner of conducting the Subject Business, other than changes in the ordinary and usual course of business consistent with past practice, none of which, individually or in the aggregate, has had or is anticipated to have a Material Adverse Effect;
(e) Seller has not implemented wage increases that are not fully allowable under the Customer Contracts and which are not consistent with Seller's past practices; (f) there has not been a cancellation or termination by a material Customer of or material supplier to the Subject Business; (g) there has not been a loss of Employees where such loss has had or will have a Material Adverse Effect; and (h) Seller has not agreed or committed to take any of the actions referred to in any of the clauses referred to in this Section 4.7.

      4.8 Title to Acquired Assets. At the Closing, Seller or one or more of its Affiliates will have good and valid title to all of the Acquired Assets free and clear of all Liens and Encumbrances other than the Permitted Exceptions.

      4.9 Tangible Personal Property and Sufficiency of Assets. Schedule 4.9(a) contains a list of fixed assets that are exclusively used or held for exclusive use by Seller in the Subject Business, including items of Tangible Personal Property. Except as provided on Schedule 4.9(b), the Acquired Assets together with the rights of Buyer under the Transition Services Agreement constitute the assets and rights sufficient to conduct the Subject Business in the same manner and condition as conducted on the date hereof and as of the Closing Date, except for assets, properties and rights that are not, singly or in the aggregate, material.

ASSET PURCHASE AGREEMENT                                                 PAGE 16

      4.10 Seller Owned Intellectual Property. Schedule 4.10(a) contains a list of all material items of Owned Intellectual Property. Seller is not obligated to make any payment to any Person for the use of any Owned Intellectual Property. Seller has not developed jointly with any other Person any Owned Intellectual Property with respect to which such other Person has any rights. At the Closing, Seller or one or more of its Affiliates will have good and valid title to the Owned Intellectual Property, including those items of Owned Intellectual Property that have been created or contributed to by an Employee or consultant, free and clear of all Liens and Encumbrances other than the Permitted Exceptions. Except as set forth on Schedule 4.10(b): (i) there are no pending, or to the Knowledge of Seller, threatened written claims against Seller alleging that use of the Owned Intellectual Property by Seller in connection with the Subject Business infringes or conflicts with the Intellectual Property rights of another Person ("Third Party Rights"); (ii) Seller has not received any written communications alleging that Seller has violated or, by using the Owned Intellectual Property in connection with the Subject Business as now conducted, would violate any Third Party Rights or that any Owned Intellectual Property is invalid or unenforceable; (iii) to the Knowledge of Seller, no consent judgment or Legal Proceeding exists which would prevent Seller from using any of the Owned Intellectual Property in the Subject Business as now conducted; and (iv) to the Knowledge of Seller, no other Person is infringing, misappropriating or making any unlawful use of any Owned Intellectual Property. Notwithstanding the foregoing, the Owned Intellectual Property may contain immaterial components or elements of content that are generally known to others or otherwise in the public domain (such immaterial components or elements of content are collectively referred to as "Public Elements"). To the extent the Intellectual Property embodied in such Public Elements is not protectable by any party under any Applicable Law, Seller does not warrant that Seller owns or has an exclusive right to exploit the Intellectual Property embodied in the Public Elements, but Seller does warrant that its use of the Public Elements is unrestricted and (a) does not infringe on any Third Party Rights and (b) Seller may use the Public Elements free of any claims of any third party, including claims for royalty or other compensation.

      4.11 Assumed Contracts. Seller has delivered to Buyer accurate and complete copies of the Assumed Contracts, including all amendments thereto, that are listed on Schedules 4.12 (except for any oral Contracts noted therein), 4.13 and 4.14. Each Assumed Contract is valid and in full force and effect and is enforceable by Seller in accordance with its terms, subject to laws of general application relating to bankruptcy, fraudulent conveyance, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies. Seller is not in material breach or default under any Assumed Contract, and, to the Knowledge of Seller, no other Person is in breach or default under any Assumed Contract. Except as set forth on Schedule
4.11 or as would not be reasonably expected to have a Material Adverse Effect, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will or could reasonably be expected to
(i) result in a default or breach of any provision of any Assumed Contract, (ii) give any Person the right to declare a breach or default or exercise any remedy under any Assumed Contract, (iii) give any Person the right to accelerate the maturity or performance of any Assumed Contract, or (iv) give any Person the right to cancel, terminate or modify any Assumed Contract. Except as set forth on Schedule 4.11, Seller has not received any written notice or other written communication regarding any actual or possible breach or default under any Assumed Contract. Seller has not

ASSET PURCHASE AGREEMENT                                                 PAGE 17
waived any of its material rights under any Assumed Contract other than in the ordinary course of business. Except as set forth on Schedule 4.11, the Assumed Contracts represent all of the Contracts of Seller and/or its Affiliates relating to the Subject Business.

      4.12 Additional Warranties Regarding Real Estate Leases. All of the Real Estate Leases and the real property locations that are used by the Subject Business are set forth on Schedule 4.12. Except as otherwise described in
Schedule 4.12, Seller is the owner and holder of all the leasehold interests and estates purported to be granted by the Real Estate Leases and enjoys peaceful possession thereof.

      4.13 Additional Warranties Regarding Customer Contracts. All of the Customer Contracts as of the date hereof are listed or described on Schedule
4.13. Seller is in compliance in all material respects with the terms, provisions and conditions of each Customer Contract that are binding upon Seller. Except as would not result in a Material Adverse Effect, neither Seller nor any other party has terminated, canceled or waived any term or condition of any Customer Contract.

      4.14 Additional Warranties Regarding Operating Contracts. Except for any Operating Contract that is administered at a facility that is being transferred with the Subject Business, all of the Operating Contracts for which the amounts paid by the Seller for goods and services in excess of $200,000 for the year ended June 30, 2005 and which cannot be cancelled upon 30 days prior written notice are listed or described on Schedule 4.14. All of the Operating Contracts are sufficient for the normal and customary operation of the Subject Business and none of the Operating Contracts requires Seller to purchase goods or services in excess of the normal and customary operation of the Subject Business.

      4.15 Licensed Intellectual Property. Schedule 4.15(a) sets forth a complete list of all Intellectual Property Licenses other than licenses for commercial "off the shelf" Software. Schedule 4.15(b) sets forth a complete list of all written Contracts that provide for the license by a third party to Seller of Intellectual Property that is used in both the Subject Business and the Retained Business other than licenses for commercial "off the shelf" Software. Neither the Seller nor, to the Seller's Knowledge, any other party, is in breach of or default, in any material respect, under any Intellectual Property License. To the Seller's Knowledge, each Intellectual Property License is valid and in full force and effect. Except as set forth on Schedule 4.15(c), the Intellectual Property Licenses, including licenses for commercial "off the shelf" Software used exclusively in the Subject Business, are free and clear of Liens other than Permitted Exceptions and will be assigned to Buyer at the Closing for no additional fee; provided, however, there may be fees that Buyer will have to pay for continued use of such Intellectual Property Licenses.

      4.16 Owned Real Estate. Seller does not own any fee real estate that is used exclusively in the Subject Business.

      4.17 Employees and Employee Benefit Plans.

      (a) Except as stated on such schedule, Schedule 4.17(a) contains a list of all Employees as of October 31, 2005 and correctly reflects, in all material respects, the

ASSET PURCHASE AGREEMENT                                                 PAGE 18
identification number assigned to each Employee by Seller, the position, the ACS seniority date and the salary or hourly rate of each Employee. If there are any changes to the information shown on Schedule 4.17(a) during the Pre-Closing Period, then on a weekly basis Seller shall notify Buyer in writing of the specific changes. No later than one (1) Business Day before Closing, Seller shall deliver to Buyer an updated Schedule 4.17(a) which shall incorporate all previous changes and which shall then become the final Schedule 4.17(a) for purposes of this Agreement. Seller is not now, nor has it ever been, a party to any collective bargaining agreement or similar labor contract with a labor union involving any of the Employees of the Subject Business, and to Seller's Knowledge, there is no pending application or petition for an election of or for certification of a collective bargaining agent with respect to the Employees of the Subject Business. With respect to the Employees of the Subject Business, there is no presently pending or existing, or to Seller's Knowledge, threatened labor strike, slowdown, picketing or work stoppage. Except as set forth on
Schedule 4.17(a), all of the Employees are "at will" employees and there is no employment contract, severance agreement or similar agreement between Seller and any current or former Employee. Seller is in compliance in all material respects with all Applicable Laws and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment with respect to the Employees, including employee compensation matters.

      (b) Schedule 4.17(b) sets forth a complete and correct list of all Employee Benefit Plans maintained or contributed to by the Seller in respect of or for the benefit of the Employees (the "Seller Employee Benefit Plans"). With respect to the Employees of the Subject Business, (i) Seller is not, and has not been, a party to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and (ii) Seller does not have, and has not had, any obligation to contribute to any such multiemployer plan.

      (c) With respect to each Seller Employee Benefit Plan: (i) the Seller is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations thereunder; (ii) to the Seller's Knowledge, there has been no violation of ERISA's fiduciary obligations nor any prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code); (iii) no plan has any liability for any federal, state, local or foreign taxes; and (iv) all reports required to be filed (if any) with all Governmental Entities have been filed with respect to each such plan.

      (d) Except as set forth on Schedule 4.17(d), no Employee of the Subject Business will be entitled to any additional monetary benefit (including, without limitation, the acceleration of time of payment or vesting schedule) as a result of the consummation of the Transaction.

      4.18 Environmental Matters. Seller, in conducting the Subject Business, is in compliance with all applicable Environmental Laws, except for any non-compliance as would not reasonably be expected to result, individually or in the aggregate, in material liability under or relating to the Environmental Laws. There is no material violation of any Environmental Laws (such violation being referred to herein as an "Environmental Violation") by Seller with respect to any of the Seller's Facilities which imposes any material liability on the owner or operator of such property for any environmental condition or hazard, including, but not limited to, any liability for cleanup or remediation of any environmental condition or hazard or which would otherwise obligate the owner or operator or, with the passage of time, could cause the

ASSET PURCHASE AGREEMENT                                                 PAGE 19
owner or operator to be obligated to clean up, remedy or otherwise restore to a former condition, by itself or jointly with others, any contaminated surface water, ground water, soil or any natural resources associated therewith. Seller, in conducting the Subject Business, has not received any written notice or other written communication from any Person that alleges that Seller is not in compliance with any Environmental Law except for any non-compliance as would not reasonably be expected to result, individually or in the aggregate, in material liability under or relating to the Environmental Laws. This Section 4.18 includes the sole and exclusive representations and warranties with respect to matters relating to Environmental Laws under any and all Transaction Documents.

      4.19 Compliance with Applicable Law. Seller, in conducting the Subject Business, has complied with all Applicable Laws, except where the failure to comply with such Applicable Law has not had and will not have a Material Adverse Effect and except as set forth on Schedule 4.4. Except as set forth on Schedule 4.4, Seller has not received any written notice or other written communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Applicable Law, in conducting the Subject Business.

      4.20 Governmental Authorizations. The Governmental Authorizations held by Seller with respect to the Subject Business, which are set forth on Schedule 4.1, are valid and in full force and effect, and collectively constitute all Governmental Authorizations materially necessary to enable Seller to conduct the Subject Business as now being conducted. Seller has complied in all material respects with the terms and requirements of the Governmental Authorizations held by Seller with respect to the Subject Business. Seller has not received any notice or other communication from any Governmental Entity regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization with respect to the Subject Business, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization with respect to the Subject Business.

      4.21 Taxes. Except as set forth on Schedule 4.21, Seller has filed or caused to be filed in a timely manner all Tax Returns affecting the Subject Business or the Acquired Assets as have been required under Applicable Law and has paid (except amounts for Taxes being diligently contested in good faith by appropriate procedures and disclosed in Schedule 4.21) all required Taxes or similar assessments affecting the Subject Business, including any interest, penalties or additions attributable thereto shown as due on all such filings. Taxes which Seller was required by law to withhold or collect in respect of the Subject Business have been withheld or collected and have been paid over to the proper Governmental Entity or are properly held by such entity for such payment when due and payable.

      4.22 Affiliate Transactions. Except as set forth on Schedule 4.22 or as contemplated in the Transition Services Agreement, neither the Seller nor any of its Affiliates provides or causes to be provided to the Subject Business any material assets, services or facilities. The Subject Business does not provide or cause to be provided to the Seller or any of its Affiliates any material assets, services or facilities.

      4.23 Government Contracts.

ASSET PURCHASE AGREEMENT                                                 PAGE 20

      (a) Except as set forth on Schedule 4.23(a), no material Assumed Contract between the Seller and any Governmental Entity that pertains to the Subject Business (a "Government Contract") has a currently incurred or currently projected, material cost overrun and, to Seller's Knowledge, the cost accounting, estimating and property systems relating to the Government Contracts are in compliance in all material respects with Applicable Laws and Contract provisions, including applicable cost principles and applicable cost accounting standards.

      (b) Except as set forth on Schedule 4.23(b), Seller, with respect to the Subject Business, has not received any written notice from any Governmental Entity regarding its actual or threatened disqualification, suspension, or debarment from contracting with any Governmental Entity including without limitation any show cause notice or cure notice, notice of termination for default, or notice for deductive change or, in the case of any notification of termination for convenience, any such notifications which in the aggregate or individually could have a Material Adverse Effect.

      (c) Except as set forth on Schedule 4.23(c), in addition to the foregoing, Seller has not received any written notice or other written communication from any Governmental Entity, with respect to the Subject Business, with respect to any claims or proceedings under the False Claims Act or other relevant statutes on any Government Contract for the three years preceding the Closing.

      4.24 Bank Accounts; Lock Boxes. Set forth on Schedule 4.24 is a list of all banks or other financial institutions with which the Seller has an account or maintains a lock box or safe deposit box for the exclusive benefit of the Subject Business, showing the type and account number of each such account, lock box and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

      4.25 Brokerage Fees. Except as set forth on Schedule 4.25, no Person acting on behalf of the Seller is entitled to any brokerage or finder's fee or commission in connection with the Transaction.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller as of the Closing Date as follows:

      5.1 Organization and Good Standing Buyer is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Kentucky, and is qualified and in good standing to transact business in each jurisdiction in which such qualification is required by law. Buyer has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

      5.2 Authorization, Execution and Validity. The execution, delivery and performance of the Transaction Documents by Buyer and the consummation by Buyer of the Transaction have been duly authorized by all necessary corporate action and no other action on the part of it is necessary with respect thereto. Each of the Transaction Documents to be executed and delivered by Buyer, when duly and validly executed and delivered by Buyer, will constitute the valid and

ASSET PURCHASE AGREEMENT                                                 PAGE 21

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binding obligations of Buyer, and will be enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

      5.3 Non-Contravention. Neither the execution, delivery or performance by Buyer of the Transaction Documents nor the consummation by Buyer of the Transaction will directly or indirectly, with or without notice or lapse of time or both (i) contravene, conflict with or result in a violation of any of the provisions of Buyer's organization or operating agreement or any resolution adopted by Buyer's members or managers, (ii) give any Person the right to challenge the Transaction or to exercise any remedy or obtain any relief under any Applicable Law or any order, writ, injunction, judgment or decree to which Buyer is subject, or (iii) contravene, conflict with or result in a violation or breach of, or result in a default under, any material Contract to which Buyer is a party except such contraventions, conflicts, breaches or defaults which would not have individually or in the aggregate a material adverse effect on Buyer. To the Knowledge of Buyer, Buyer is not aware of any dispute, claim, event, condition, fact or circumstance whether existing or that may have existed in the past involving Buyer or any of its Affiliates and any Customer or any of such Customer's Affiliates that could result in such Customer refusing to consent to the assignment to Buyer of the affected Customer Contract or that could result in such Customer consenting to such assignment, but upon unreasonable terms and conditions as compared to other consents to assignments of Customer Contracts.

      5.4 Legal Proceedings. There is no pending Legal Proceeding and, to the Knowledge of Buyer, no Person has threatened to commence any Legal Proceeding that involves or could result in a claim against Buyer or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transaction. Buyer is not subject to any order, writ, injunction, judgment or decree that relates in any material way to the Transaction or any of the Acquired Assets.

      5.5 Financial Resources. Buyer has presently, and at the time of Closing will have, the financial resources necessary to pay the Purchase Price, to conduct the Subject Business following Closing and to perform all of Buyer's obligations to Seller under the Transaction Documents.

      5.6 Brokerage Fees. Except as set forth on Schedule 5.6, no Person acting on behalf of the Buyer is entitled to any brokerage or finder's fee or commission in connection with the Transaction.

SECTION 6. CERTAIN PRE-CLOSING COVENANTS OF SELLER

      6.1 Access and Investigation. Without limitation of Seller's representations, warranties, covenants and agreements set forth in the Transaction Documents or Buyer's rights and remedies arising in connection with any breach thereof, Buyer acknowledges that Seller has provided to Buyer prior to signing this Agreement reasonable access to Seller's Representatives and to Seller's Business Records, Tax Returns and other documents and information relating to the Subject Business as requested by Buyer. During the Pre-Closing Period and subject to Section 7.2, the Non-Disclosure Agreement dated August 11, 2005, between Robert W. Baird &

ASSET PURCHASE AGREEMENT                                                 PAGE 22

Co. Incorporated, as agent for ACS, and Buyer (the "Confidentiality Agreement"), Applicable Laws and doctrines of attorney-client privilege, Seller shall (a) provide Buyer and its Representatives with such additional reasonable access to Seller's Business Records, Tax Returns and other documents and information relating to the Subject Business and (b) provide Buyer and its Representatives with such additional financial, operating and other data and information regarding the Subject Business as Buyer may reasonably request. Buyer's access shall not unreasonably interfere with Seller's continuing operation of the Subject Business and shall in all cases be subject to Seller's reasonable safety, security and privacy policies. Except for those Employees and Customers listed on Schedule 6.1, without Seller's prior written consent, Buyer may not contact any Employee, Seasonal Employee or Customer. To the extent Buyer does contact any of the Employees or Customers listed on Schedule 6.1, Buyer agrees that such contact (i) will be coordinated in advance with Seller and, if Seller elects, shall include Seller, (ii) will be limited to only those purposes reasonably necessary for Buyer to conduct its due diligence review in connection with this Agreement, and (iii) shall not unreasonably interfere with Seller's continuing operation of the Subject Business and shall in all cases be subject to Seller's reasonable safety, security and privacy policies.

      6.2 Operation of the Subject Business. During the Pre-Closing Period:

      (a) Seller shall conduct the Subject Business in the ordinary course and in substantially the same manner as such business has been conducted prior to the date of this Agreement and, except as permitted in Section 6.2(c), with respect to the Subject Business Seller shall not make any expenditures or payments outside the ordinary course of business and Seller shall cause the Subject Business to (x) collect all Accounts Receivable in accordance with past practice and (y) pay all accounts payable in accordance with past practice;

      (b) Seller shall use commercially reasonable efforts to preserve intact the current business organization of the Subject Business, keep available the services of its Employees (other than Ray Saulino, Len Krugel and Terry Trimble) and maintain its relations and goodwill with all suppliers, customers, landlords, creditors and other Persons having business relationships with the Subject Business;

      (c) Except as may be required under an Assumed Contract, Seller shall not make any capital expenditure with respect to the Subject Business, except for capital expenditures that, when added to all other capital expenditures made on behalf of Seller during the Pre-Closing Period, do not exceed $100,000;

      (d) Other than in the ordinary course of business, Seller shall not (i) sell or otherwise dispose of, or lease or license, any of the Acquired Assets,
(ii) abandon, waive or relinquish any of the Acquired Assets except for immaterial assets acquired, leased, licensed or disposed of by Seller or (iii) take an action or fail to take an action that would materially impair Seller's rights in the Subject Business or the Acquired Assets;

      (e) Other than in the ordinary course of business and consistent with past practices, and except for bonuses that Seller may pay in connection with the Closing of the Transaction, Seller shall not (i) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or

ASSET PURCHASE AGREEMENT                                                 PAGE 23
other compensation or remuneration payable to, any of the Employees or (ii) hire any new employee for the Subject Business whose aggregate annual compensation is expected to exceed $100,000 per year;

      (f) Other than in the ordinary course of business, Seller shall not (i) renegotiate any Customer Contract that will be assigned to Buyer at Closing upon terms and conditions that on the whole are less favorable to Seller or (ii) negotiate any new customer contract that will be assigned to Buyer at Closing upon terms and conditions that on the whole are less favorable to Seller than Seller generally enjoys under existing Customer Contracts; and in the event of any doubt as to the relative favorableness of terms, Seller agrees to consult with the Buyer;

      (g) Seller shall not fail to maintain the Acquired Assets or the Subject Business, as a whole, in good repair, order and condition as the Acquired Assets and Subject Business exist on the date hereof, reasonable wear and tear excepted;

      (h) Except as required by Applicable Law, Seller shall not change (or permit to be changed) any accounting or Tax procedure that impacts the Subject Business;

      (i) Other than in the ordinary course of business consistent with past practice, Seller shall not enter into any transaction or Contract with an Affiliate that relates to the Subject Business;

      (j) Seller shall not waive any material rights of the Subject Business;
and

      (k) Seller shall not agree or commit to take any of the actions described in clauses (c) through (j) above.

Notwithstanding the foregoing, Seller may take any action described in clauses
(a) through (k) above if Buyer gives its prior written consent to the taking of such action by Seller, which consent will not be unreasonably withheld, conditioned or delayed. Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of the Subject Business or the Acquired Assets prior to the Closing Date.

      6.3 Notification. During the Pre-Closing Period, Seller shall promptly notify Buyer in writing of the discovery by Seller of: (a) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Seller or Buyer in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Seller or Buyer in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any breach of any covenant or obligation of Seller or Buyer; and (d) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 9 impossible or unlikely.

ASSET PURCHASE AGREEMENT                                                 PAGE 24

      6.4 Schedule Updates. Seller shall have the right from time to time and at any time prior to the Closing Date to update any of the Schedules with respect to any fact, circumstance, occurrence, happening, event or other matter not existing or not within Seller's Knowledge as of the date of this Agreement which, if existing or within Seller's Knowledge as of the date of this Agreement, would have been required to be set forth or described in the applicable Schedule (any one or more of such updates is referred to herein as "Schedule Updates"). Seller shall provide Schedule Updates promptly upon learning of the new or discovered fact, circumstance, discovery, occurrence, happening, event or other matter. The Schedule Updates will be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of determining whether or not the condition set forth in Section 9.1 have been satisfied as of the Closing Date, but not for purposes of determining whether or not the other conditions set forth in Section 9 have been satisfied; provided, however, that no Schedule Updates shall affect Seller's indemnity obligations set forth in Section 13.1. To the Seller's Knowledge, as of the date hereof, there are no items that are required to be disclosed on a Schedule pursuant to the terms of this Agreement that are not so disclosed.

      6.5 No Negotiation. During the Pre-Closing Period, neither Seller nor any of its Representatives will, either directly or indirectly solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Buyer), participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Buyer) or consider, entertain or accept any proposal or offer from any Person (other than Buyer) relating to a possible sale, lease or other disposition of the Acquired Assets.

      6.6 Consents. Seller shall use its commercially reasonable efforts to procure the third party consents which are described in Section 8.7 and Buyer shall provide commercially reasonable cooperation to Seller. Notwithstanding the foregoing, Seller shall not be required to pay or contribute to any consent fee required by any third party.

      6.7 Commercially Reasonable Efforts. Seller shall take, and shall cause its Representatives to take, all commercially reasonable efforts to cause the conditions set forth in Section 9 hereof to be promptly satisfied.

SECTION 7. CERTAIN PRE-CLOSING COVENANTS OF BUYER

      7.1 Notification. During the Pre-Closing Period, Buyer shall promptly notify Seller in writing of the discovery by Buyer of: (a) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Buyer or Seller in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Buyer or Seller in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any breach of any covenant or obligation of Buyer or Seller; and (d) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 10 impossible or unlikely.

ASSET PURCHASE AGREEMENT                                                 PAGE 25

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      7.2 Non-Disclosure of Proprietary Data. From the date of this Agreement and through the Closing Date, except as required by Applicable Law, neither Buyer nor any of its Affiliates or their Representatives shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any Business Proprietary Information unless such Business Proprietary Information either (i) is or becomes generally available and known to the public or (ii) is the subject of prior written approval of Seller. The foregoing notwithstanding, Buyer's obligations as set forth in the Confidentiality Agreement shall survive and continue until the Closing Date and, if the Closing does not occur, such obligations shall survive and continue in accordance with the terms and conditions of the Confidentiality Agreement.

      7.3 Commercially Reasonable Efforts. Buyer shall take, and shall cause its Representatives to take, all commercially reasonable efforts to cause the conditions set forth in Section 10 hereof to be promptly satisfied.

      7.4 Access to Certain Customers and Employees. To the extent Buyer does contact any of the Employees or Customers listed on Schedule 6.1, Buyer agrees to comply with its obligations set forth in Section 6.1.

      7.5 Lien Searches. In the event Buyer conducts any Lien searches with respect to Seller or the Subject Business and Buyer receives the results of any such searches, Buyer agrees to provide copies of such information to Seller in a prompt manner so that Seller can satisfy its obligations set forth in Section 3.2(g).

SECTION 8. ADDITIONAL MATTERS

      8.1 Employee Matters.

      (a) At such time during the Pre-Closing Period as Seller and Buyer shall agree, but in no event later than three (3) days prior to Closing, Buyer shall offer employment to substantially all of the Employees (subject to Buyer's reasonable, customary employment screening involving criminal background and drug testing), provided that with respect to any Employee on workers' compensation, military leave, maternity leave, leave under the Family and Medical Leave Act of 1993, short-term disability, salary continuation, on layoff with recall rights, or on other approved leave of absence with a legal or contractual right to reinstatement, Buyer's offer of employment will occur at such time as such Employee returns to work. From and after the date hereof, Buyer shall offer employment to substantially all of those Seasonal Employees that Seller is required to employ under the terms of the applicable Customer Contracts (subject to Buyer's reasonable, customary employment screening involving criminal background and drug testing). Such offers of employment by Buyer shall be at the same or substantially comparable positions as such persons held with Seller and at the same or substantially comparable compensation levels as with Seller. In addition, Buyer shall provide the Transferred Employees with savings plans, welfare benefit plans and other employee benefit plans, programs and policies, including, without limitation the right to rollover 401(k) plan balances or plan loans (collectively, the "Buyer's Plans") that are provided to Buyer's other employees, provided that (i) this obligation shall not arise while benefits similar to Seller's current benefits are continued under Seller's plans or plans adopted by Buyer that substantially mirror Seller's plans in accordance with the terms of the

ASSET PURCHASE AGREEMENT                                                 PAGE 26

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Transition Services Agreement described in Section 8.4, and (ii) Buyer shall not be required to make a 401(k) plan available to the Transferred Employees until 60 days after the expiration of the Transition Services Agreement described in
Section 8.4. In the event Buyer does not offer employment to an Employee or a Seasonal Employee, Buyer agrees to reimburse Seller for the costs of all severance and termination obligations incurred with respect to such Employee or Seasonal Employee. In addition, with respect to the Employees and Seasonal Employees that Buyer offers employment to, Buyer agrees to reimburse Seller for the costs of all severance and termination obligations incurred with respect to such Employees or Seasonal Employees except for any severance or termination obligations related to (i) an Employee or Seasonal Employee who fails to pass Buyer's reasonable, customary drug testing given in connection with employment or (ii) an Employee or Seasonal Employee who does not accept Buyer's offer of employment that complies with the terms of this Section 8.1(a).

      (b) Buyer shall provide each Transferred Employee with full credit for all purposes (including eligibility, participation and vesting) under the Buyer's Plans (including 401(k) plans (if applicable) and PTO and severance plans or policies) for (i) service with Seller and its Affiliates and (ii) service credited under the comparable Seller's Employee Benefit Plans for employment other than with Seller and its Affiliates; provided, however, that in no event shall Buyer be required to provide any service credit to any Transferred Employee to the extent the provision of such credit would result in any duplication of benefits. Buyer agrees to permit the Transferred Employees to use their accrued Paid Time Off after the Closing.

      (c) In connection with Buyer's Plans that are welfare plans, Buyer shall cause any restrictions on coverage for pre-existing conditions, requirements for evidence of insurability or waiting periods to be waived for the Transferred Employees; provided that any such waiver shall not result in greater coverage for a Transferred Employee than the coverage such Transferred Employee was entitled to under Seller Employee Benefit Plans.

      (d) On and after the Closing Date, the Transferred Employees shall not accrue benefits under or remain covered under Seller's Employee Benefit Plans.

      (e) Seller shall provide each Employee and Seasonal Employee with a notice under COBRA as required by Applicable Law.

      8.2 WARN Act Requirements. On and after the Closing Date, Buyer shall be responsible with respect to Transferred Employees, Seasonal Employees and their respective beneficiaries for compliance with the WARN Act and any other similar Applicable Law, including any requirement to provide for and discharge any and all notifications, benefits, and liabilities to Transferred Employees, Seasonal Employees and government agencies that might be imposed as a result of the consummation of the transactions contemplated by this Agreement or otherwise. Buyer shall not take any action after the Closing Date that would cause any termination of employment of any employees employed by Seller or any Affiliate prior to the Closing Date to constitute a "plant closing" or "mass layoff" under the WARN Act or any similar Applicable Law that would result in liability or notice obligation to Seller or create any liability to Seller for employment terminations under Applicable Law. Buyer and Seller agree that Buyer's responsibility with respect to liability under the WARN Act and any other similar Applicable Law will be limited in the event such liability arises (i) from the fact that the

ASSET PURCHASE AGREEMENT                                                 PAGE 27

Employees do not accept Buyer's offer of employment, which offer shall comply with the provisions of Section 8.1(a), or (ii) due to the pre-Closing acts of Seller that resulted in termination of employment of Employees such that more than one-half of the terminations resulting in WARN Act liability occurred prior to the Closing Date.

      8.3 Shared Facilities. Attached hereto as Schedule 8.3 is a list of the leased real estate facilities that are occupied (i) by the Subject Business and
(ii) either by the Retained Business or by an Affiliate of Seller. With respect to the Orlando and Atlanta locations listed on Schedule 8.3, Seller plans to relocate the Employees located at such facilities prior to the Closing Date so that Buyer will not need the use of such facilities after the Closing Date. With respect to the Teaneck location listed on Schedule 8.3, Seller shall permit Buyer to use such facility as provided in the Transition Services Agreement.

      8.4 Shared Services. Seller or its Affiliates provide the following services and functions ("Shared Services") to the Subject Business: management, treasury, payroll and cash management, corporate level finance and accounting, facilities management, marketing and communication, tax, acquisitions with corporate vendors, legal, information systems, human resources and business development support, which services and functions are not included as part of the sale of the Acquired Assets hereunder. Buyer acknowledges that it will be responsible to provide to the Subject Business replacement services and functions for the Shared Services from and after Closing. In connection therewith, Seller and its applicable Affiliates and the Buyer will enter into a Transition Services Agreement in the form attached hereto as Exhibit C (the "Transition Services Agreement") at the Closing pursuant to which Seller and its applicable Affiliates will provide certain of the Shared Services to the Subject Business for limited periods of time from and after the Closing Date for compensation as set forth in the Transition Services Agreement.

      8.5 Noncompetition, Nonsolicitation and Nondisparagement.

      (a) Except as provided below, for a period of five years commencing on the Closing Date (the "Non-Competition Period"), Seller agrees not to, and agrees to cause its Affiliates not to, sell or provide any services in the United States of America in competition with the services sold or provided by the Subject Business as of the Closing Date (the "Competing Business"). Notwithstanding the foregoing, "Competing Business" shall not include state-wide eligibility outsourcing opportunities or the provision of eligibility determination, eligibility screening, risk assessment, case management, and any related personnel services.

      (b) Notwithstanding the provisions of Section 8.5(a), Seller and its Affiliates shall be permitted to acquire (i) a business or Person (whether through the acquisition of assets, securities or other ownership interests or the effecting of a merger, consolidation, share exchange, business combination, reorganization or recapitalization or other similar transaction) (the "Acquired Business") that is engaged in the Competing Business but only if the Competing Business conducted by the Acquired Business (A) generates no more than $25 million of revenue during the Acquired Business's most recently completed fiscal year and (B) constitutes no more than 15% of the gross revenues of the Acquired Business for its most recently completed fiscal year, and (ii) up to 5% of the securities of any Person engaged in a Competing Business.

ASSET PURCHASE AGREEMENT                                                 PAGE 28

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      (c) Notwithstanding the provisions of Section 8.5(a), Seller and its
Affiliates shall not be prohibited from acquiring an Acquired Business where the Competing Business conducted by the Acquired Business either (i) generates more than $25 million of revenue during the Acquired Business's most recently completed fiscal year or (ii) constitutes more than 15% of the gross revenues of the Acquired Business for its most recently completed fiscal year (a "Disqualifying Acquisition," and the portion of the Acquired Business that is a Competing Business being the "Disqualified Business"), provided that Seller or its Affiliate, as applicable, offer to sell and assign the Disqualified Business (and associated liabilities) obtained and assumed, directly or indirectly, in the Disqualifying Acquisition for cash to Buyer within 90 days of the consummation of the Disqualifying Acquisition at the fair market value of such Disqualified Business (and associated liabilities). The terms and conditions of such sale shall include, at the option of Seller or its Affiliate, as applicable, (i) (A) an assignment by Seller or its Affiliate, as applicable, to Buyer of its rights to the extent related to the Disqualifying Acquisition under the acquisition and related documents under which it acquired such Disqualified Business and (B) a consent by the seller of such Disqualified Business acknowledging such assignment and agreeing that Buyer may enforce such acquisition and related documents against such seller or (ii) representations, warranties and indemnification provisions substantially similar to those made in favor of Seller or its Affiliates, as applicable, under such acquisition and related documents. Representatives of Seller or its Affiliates, as applicable, and Buyer shall meet within 15 days of the date such offer is made and attempt mutually to determine in good faith such fair market value. If Buyer and Seller or its Affiliates, as applicable, are unable to determine a mutually acceptable fair market value within 20 days after their initial meeting, Buyer and Seller or its Affiliates, as applicable, shall mutually engage (and share equally in the fees and expenses of) an investment banking firm to determine within 20 days of such firm's engagement the fair market value of the Disqualified Business (and associated liabilities), which determination shall be binding upon Buyer and Seller or its Affiliates, as applicable, for purposes of Seller's or its Affiliate's, as applicable, offer to sell the Disqualified Business to Buyer as contemplated herein. Seller or its Affiliate, as applicable, shall not be obligated to keep its offer to Buyer open for more than 20 days after final determination of the fair market value of the Disqualified Business (and the associated liabilities). In the event Buyer does not close on the sale of the Disqualified Business within 75 days of Buyer's acceptance of Seller's or its Affiliate's, as applicable, offer or Buyer does not accept the offer within 20 days after final determination of such fair market value, Seller and its Affiliates shall be permitted to keep and operate, or divest, such Disqualified Business (and associated liabilities) in Seller's or its Affiliate's, as applicable, sole discretion and the restrictions of Section 8.5(a) shall not apply to the Disqualified Business.

      (d) Notwithstanding the provisions of Section 8.5(a), should any Person engaged in a Competing Business acquire Seller or any of its Affiliates, directly or indirectly, by merger, acquisition or a purchase of substantially all of the assets or stock of Seller or its Affiliate, this Section 8.5 shall not apply to the acquiring party or any of its Affiliates (other than Seller and its pre-closing Affiliates) so long as (i) following such acquisition such Competing Business shall not be conducted, directly or indirectly, through Seller, any of its pre-closing Affiliates or any of their successors or assignees and (ii) none of Seller, its pre-closing Affiliates, any of their successors or assignees or their executive officers shall provide substantial assistance to the Competitive Business.

ASSET PURCHASE AGREEMENT                                                 PAGE 29

      (e) In the event of a breach by Seller or any of its Affiliates of the terms of this Section 8.5, Buyer shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of such terms by Seller (or such applicable Affiliate of Seller) and to enjoin Seller (or such applicable Affiliate of Seller) from any further violation and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by Applicable Law. Seller acknowledges that the remedies at law for any breach by Seller or its Affiliates of the provisions of this Section 8.5 may be inadequate and that Buyer shall be entitled to injunctive relief against Seller (or such applicable Affiliate of Seller) in the event of any breach.

      (f) Notwithstanding the provisions of Section 8.5(a), nothing herein shall in any way restrict or limit the rights of Seller or any of its Affiliates or any successor thereof to do any of the following: (i) to engage in the Competing Business under one or more contracts as long as the anticipated annual revenues from such Competing Business under a particular contract do not exceed $1 Million per year or (ii) to engage in incidental Competing Business under one or more contracts as long as (a) with respect to a particular customer contract, the Competing Business is incidental to, or bundled with, the provision of other services under such contract, (b) with respect to a particular customer contract, the other services constitute the majority of the services to be provided under such contract, (c) the anticipated annual revenues from the incidental Competing Business under such contract do not exceed $1 Million per year, and (d) the anticipated annual revenues from incidental Competing Business services provided by Seller or its Affiliates under customer contracts do not exceed $25 million per year. Notwithstanding the provisions of Section 8.5(a), nothing herein shall in any way restrict or limit the rights of Seller or any of its Affiliates to enter into any subcontracting arrangement with a third party who is not an Affiliate of Seller in order for such third party to engage in the Competing Business with respect to a particular customer contract where the revenues related to such Competing Business would exceed the thresholds set forth in this Section 8.5(f).

      (g) For a period of three (3) years commencing on the Closing Date, Seller and its Affiliates will not employ any Transferred Employee or a Seasonal Employee employed by Buyer; provided that the foregoing shall not in any way restrict or limit the rights of Seller or any of its Affiliates to employ a Transferred Employee or a Seasonal Employee who (i) is terminated by the Buyer or any of its Affiliates, (ii) responds to a general employment advertisement by Seller or any of its Affiliates in the ordinary course of its business, or (iii) contacts Seller or any of its Affiliates for employment on such Transferred Employee's or Seasonal Employee's own initiative without any solicitation from Seller or any of its Affiliates so long as such Transferred Employee was not listed on Schedule 8.5(g). For a period of three (3) years commencing on the Closing Date, Seller shall not, directly or indirectly, (i) solicit the Customers of the Subject Business as of the Closing Date for work that is performed by the Subject Business as of the Closing Date, (ii) cause or induce any Customer, supplier or Employee of the Subject Business as of the Closing Date or any Person who held such position within the year preceding the Closing Date to cease doing business with Buyer and instead to do business with a competitor of Buyer or (iii) otherwise interfere with Buyer's relationship with the Customers and suppliers of the Subject Business with respect to work performed by the Subject Business as of the Closing Date; provided, however, that nothing in this Section 8.5(g) shall be interpreted (A) to restrict or prohibit Seller from conducting business that does not constitute the Competing Business or (B) to restrict Seller from taking any of the actions permitted by Sections 8.5(b), (c) or (f).

ASSET PURCHASE AGREEMENT                                                 PAGE 30

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      (h) For a period of fifteen (15) months after the Closing Date, Seller shall cause its executive officers and directors not to disparage in the context of the Subject Business either Buyer or its operations, the Subject Business or the Employees of the Subject Business; provided, however, that the foregoing obligation will not limit, in any way, any statements made in connection with a Legal Proceeding or as required by Applicable Law. In addition, for a period of fifteen (15) months after the Closing Date, if Buyer learns that one of Seller's employees is disparaging Buyer or its operations in the context of the Subject Business, the Subject Business or the Employees of the Subject Business, and Buyer delivers to Seller written notice of the facts regarding such disparagement, Seller shall take reasonable action to cause such employee to discontinue such disparagement during such period of time.

      (i) The necessity of protection against competition from Seller and its Affiliates and the nature and scope of such protection has been carefully considered by the parties to this Agreement based upon the consultation with and advice from their respective legal counsel. The parties agree and acknowledge
(i) that the duration, scope and geographic areas applicable to the covenants contained in this Section 8.5 are fair, reasonable and necessary, and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Subject Business and Buyer's investment therein and its business goodwill, (ii) that adequate compensation has been received by Seller for such obligations, and (iii) that these obligations do not prevent Seller and its Affiliates from conducting the Retained Business. If any provision of this
Section 8.5 is held to be illegal, invalid or unenforceable under present or future laws effective during the Non-Competition Period, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, but no such added provision shall be broader or result in a greater limitation of the activities of Seller or its Affiliates than is provided in this Section 8.5 on the date hereof. If the automatic reformation provision contained in this
Section 8.5(i) for any reason fails or is held to be illegal, invalid or unenforceable, the parties request that the Governmental Entity or arbitrator(s), as the case may be, making such determination interpret, alter, amend and modify the terms of this Section 8.5 to include as much of the scope, time period and geographic area specified therein as may be possible without rendering any provision of this Section 8.5, illegal, invalid or unenforceable, but no such modified term shall be broader or result in a greater limitation of the activities of Seller and its Affiliates than is provided in this Section 8.5 on the date hereof.

      8.6 Seller's Marks. Buyer acknowledges and agrees that, other than as provided for in this Section 8.6, it is not obtaining any rights or licenses with respect to the names "ACS", "Affiliated Computer Services, Inc." or the ACS Logos or any confusingly similar derivative thereof or associated logos or trade dress (the "Seller's Marks"). Buyer agrees, on behalf of itself and its Affiliates, not to use or seek to register any trade name, service mark, trademark or domain name identical with or confusingly similar to Seller's Marks. Buyer shall discontinue use of the Seller's Marks as soon as practicable after the Closing Date, but not more than 30 days after the Closing Date; provided, the Buyer will not use after the Closing Date stationery, contracts, purchase orders, agreements and other business forms and writings containing Seller's Marks that could create any confusion as to the contracting party. Notwithstanding the foregoing, Buyer shall have the right to use any of the Seller Marks for internal purposes only in the same manner used prior to the Closing to the extent that such marks are included in any existing stock of employee training manuals, operating procedures manuals or other similar

ASSET PURCHASE AGREEMENT                                                 PAGE 31

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internal documents used in the Subject Business as of the Closing Date until such time as such materials are replaced in the ordinary course of business but in no event later than 180 days after the Closing Date. Buyer agrees to indemnify Seller against any Damages arising in connection with Buyer's use of the Seller Marks.

      8.7 Third Party Consents.

      (a) Seller and Buyer agree that the third party consents that are listed on Schedule 8.7(a) and which the underlying Contract has not expired or terminated prior to the Closing Date shall be all of the third party consents needed to satisfy the condition precedent described in Section 9.4 (the "Necessary Third Party Consents"). Buyer agrees to assume all risk and liability resulting from the failure to obtain any other third party consents that are required in connection with the sale and assignment of the Subject Business and the Acquired Assets from Seller to Buyer, but are not treated as between Seller and Buyer as Necessary Third Party Consents. Buyer agrees to cooperate in good faith with Seller and take all commercially reasonable actions, other than the payment of consent money, in connection with obtaining the Necessary Third Party Consents and the release of Seller or its Affiliates with respect to a guarantee, if any, that is associated with a Necessary Third Party Consent. Buyer understands that certain of the Assumed Contracts are in the name of one of Seller's Affiliates and the parties agree to use commercially reasonable efforts, other than the payment of consent money, in connection with obtaining the consent of the third party.

      (b) As soon as practicable after the date hereof, Buyer and Seller agree to work in good faith to begin notifying the Customers, suppliers and other Persons having current business relationships with the Subject Business that the Subject Business is under contract to be sold to Buyer, and Buyer and Seller agree to cooperate in good faith and to take all commercially reasonable and necessary actions, other than the payment of consent money to a third party, required to assign to Buyer each Assumed Contract and obtain a release of Seller and its Affiliates with respect to any Assumed Contract guarantees. In addition, within 10 days after the Closing Date, Buyer shall confirm, in writing, to all Customers, suppliers and other Persons having current business relationships with the Subject Business that the Subject Business has been sold to Buyer; and the form of such notice shall be reasonably acceptable to Seller and shall additionally contain a provision in all notices to vendors and suppliers under the Operating Contracts assigned to Buyer that the Seller shall not be responsible for the payment for any goods or services that are provided under the Operating Contracts from and after the Closing Date. Except with respect to the Necessary Third Party Consents that are not waived by Buyer, if Seller is unable to obtain the requisite consent to assignment of any Assumed Contract or the release of Seller or its Affiliates with respect to a guarantee of any Assumed Contract prior to the Closing Date, the obtaining of such consent shall not be a condition to Closing. If Buyer and Seller should determine that any consent to assignment to Buyer is reasonably necessary to the continued operation of the Subject Business either commercially or in accordance with Applicable Law, then, except where such action would be unlawful or prohibited by the affected Assumed Contract, Seller shall retain the affected Assumed Contract and shall enter into an arrangement with Buyer to provide Buyer with the benefits of such Assumed Contract until such Assumed Contract is properly assigned to Buyer or expires at the earliest opportunity in accordance with its terms, provided, that Buyer shall perform Seller's obligations thereunder

ASSET PURCHASE AGREEMENT                                                 PAGE 32

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arising after the Closing and Buyer shall indemnify Seller against any Damages arising in connection therewith from and after the Closing.

      (c) From and after the date hereof, Seller and Buyer shall cooperate for the purpose of causing Buyer to be substituted, as of the Closing Date, for Seller and its Affiliates and Buyer shall use commercially reasonable efforts to cause the release of Seller and its Affiliates, as of the Closing Date, with respect to each letter of credit, guaranty, bond or other indemnity obligation of Seller or any of its Affiliates with respect to the Subject Business (collectively, the "Seller Guarantee Obligations") listed on Schedule 8.7(c); provided, however, that Buyer will not have any obligation to pay any fees or expenses in connection with obtaining any such release and substitution other than the costs and expenses associated with the replacement bonds or other sureties. In addition, with respect to any other Seller Guarantee Obligation that the parties become aware of, Buyer agrees that it will cooperate for the purpose of causing Buyer to be substituted, as of the Closing Date, for Seller and its Affiliates and use commercially reasonably efforts to cause the release of Seller and its Affiliates, as of the Closing Date. Buyer agrees to be responsible for all of the normal fees of Seller and its Affiliates and all Damages incurred by Seller or any of its Affiliates under any Seller Guarantee Obligation or any drawing made or acceptance delivered thereunder with respect to events giving rise to liability under any Seller Guarantee Obligation occurring from and after the Closing Date.

      8.8 Governmental Filings

      (a) In furtherance and not in limitation of the foregoing, the Seller and the Buyer shall use their commercially reasonable efforts to file Notification and Report Forms under the HSR Act and similar applications with any other applicable Governmental Entity whose Governmental Authorization is required, or with which a premerger notification is required, in connection with the consummation of the Transaction as promptly as practicable following the date hereof and in any event no later than five (5) days following the date hereof. Seller and Buyer shall equally split all filing fees associated with the HSR Act. Seller and Buyer shall take all commercially reasonable steps to request early termination from the Federal Trade Commission. Seller and the Buyer, and their respective Affiliates, shall cooperate and use their respective commercially reasonable efforts (i) to obtain any Governmental Authorization required for the Closing (including through compliance with the HSR Act), to respond to any requests for information from a Governmental Entity, and (ii) to contest and resist any Legal Proceeding and to have vacated, lifted, reversed, or overturned any Legal Proceeding (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Transaction. To the extent permitted by Applicable Law, Buyer and the Seller shall provide the other the opportunity to make copies of all material correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transaction. Each of Buyer and Seller, or their counsel, as appropriate, will be given notice of and a reasonable opportunity to participate in contacts with any Governmental Entity regarding antitrust or merger control matters. Any documents filed pursuant to
Item 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding the same or documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal the Seller's or Buyer's, or their Affiliates' negotiation objectives or strategies or purchase price expectations

ASSET PURCHASE AGREEMENT                                                 PAGE 33
shall be retained by outside counsel and shall not be disclosed to such outside counsel's client, absent prior written consent of the party that produced such material in the Hart-Scott-Rodino process. Buyer and Seller acknowledge that all such information provided pursuant to the foregoing sentence shall be subject to the terms of the Confidentiality Agreement.

      (b) Buyer and Seller shall notify and keep the other advised as to (i) any material communication from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding any of the Transactions contemplated hereby and (ii) any Legal Proceeding pending or known to such party or, to its knowledge, threatened, which challenges the Transactions contemplated hereby. Except as provided herein, Buyer and Seller shall not take any action inconsistent with their obligations under this Agreement which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

      (c) Buyer and Seller acknowledge and agree that the consents contemplated by this Section 8.8 are limited to the consent of a Governmental Entity under the HSR Act and do not extend to any consents required under any Government Contract.

      8.9 Deposits. During the Pre-Closing Period, the parties agree to work together in good faith to determine which deposits will be transferred to Buyer at the Closing and the price to be paid by Buyer for such deposits.

SECTION 9. CONDITIONS PRECEDENT TO OBLIGATION OF BUYER

      The obligation of Buyer to consummate the Transaction is subject to the satisfaction or waiver by Buyer if not satisfied, at or prior to the Closing, of each of the following conditions:

      9.1 Accuracy of Representations. Each of the representations and warranties made by Seller in this Asset Purchase Agreement shall be true and correct, each as of the date originally made and as of the Closing Date (unless a representation and warranty expressly relates to an earlier date) after considering all Schedule Updates made by the Seller pursuant to Section 6.4.

      9.2 Performance of Covenants. All of the covenants and obligations that Seller is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

      9.3 Bring Down Certificate. Seller shall prepare and deliver to Buyer a Certificate signed by an officer of Seller certifying to the fulfillment of the foregoing two conditions set forth in Sections 9.1 and 9.2.

      9.4 Consents. All Necessary Third Party Consents shall have been obtained and shall be in full force and effect without any material limitation, restriction or condition not already applicable to Seller being imposed on Buyer.

      9.5 No Material Adverse Change. Since the date of this Agreement, there has not been any material adverse change in the business, operations, assets, results of operations or financial condition of Seller, and no event has occurred or circumstance exists that would reasonably result in such a material adverse change.

ASSET PURCHASE AGREEMENT                                                 PAGE 34

      9.6 No Restraints or Legal Proceedings. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Transaction shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Applicable Law enacted or deemed applicable to the Transaction that makes consummation of the Transaction illegal. No Person shall have commenced or threatened to commence any Legal Proceeding challenging the Transaction or seeking the recovery of a material amount of Damages in connection with the Transaction.

      9.7 Closing Deliveries. Seller stands ready to execute and deliver to Buyer at Closing the items set forth in Section 3.2.

      9.8 HSR Waiting Period. The applicable waiting period under the HSR Act shall have expired or early termination shall have been granted.

      9.9 Customer Visits. Buyer shall be reasonably satisfied, in its reasonable discretion, with respect to the visits with the Customers set forth on Schedule 6.1.

SECTION 10. CONDITIONS PRECEDENT TO OBLIGATION OF SELLER

      The obligations of Seller to consummate the Transaction is subject to the satisfaction or waiver by Seller if not satisfied, at or prior to the Closing, of the following conditions:

      10.1 Accuracy of Representations. Each of the representations and warranties made by Buyer in this Asset Purchase Agreement shall be true and correct, each as of the date originally made and as of the Closing Date (unless a representation and warranty expressly relates to an earlier date) after considering all Schedule Updates made by the Seller pursuant to Section 6.4.

      10.2 Performance of Covenants. All of the covenants and obligations that Buyer is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

      10.3 Bring Down Certificate. Buyer shall prepare and deliver to Seller a Certificate signed by an officer of Buyer certifying to the fulfillment of the foregoing two conditions set forth in Sections 10.1 and 10.2.

      10.4 No Restraints or Legal Proceedings. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Transaction shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Applicable Law enacted or deemed applicable to the Transaction that makes consummation of the Transaction illegal. No Person shall have commenced or threatened to commence any Legal Proceeding challenging the Transaction or seeking the recovery of a material amount of Damages in connection with the Transaction.

      10.5 Closing Deliveries. Buyer stands ready to pay the Purchase Price and to execute and deliver to Seller at Closing the items set forth in Section 3.3.

ASSET PURCHASE AGREEMENT                                                 PAGE 35

      10.6 HSR Waiting Period. The applicable waiting period under the HSR Act shall have expired or early termination shall have been granted.

      10.7 No Material Adverse Change. Since the date of this Agreement, there has not been any material adverse change in the business, operations, assets, results of operations or financial condition of Seller that would reasonably result in a material increase in the indemnity obligations of Seller under
Section 13.2 or no event has occurred or circumstance exists that would result in a material adverse change that would reasonably result in a material increase in the indemnity obligations of Seller under Section 13.2.

      10.8 Consents. All Necessary Third Party Consents shall have been obtained and shall be in full force and effect.

SECTION 11. POST-CLOSING COVENANTS OF SELLER AND BUYER

      11.1 Further Assurances. From and after the Closing Date and from time to time thereafter, each party will do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered and filed, all such acts, instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by the other in order to carry out the terms and provisions of this Agreement, including the vesting in Buyer of good and valid title in and to the Acquired Assets as of the Closing Date.

      11.2 Collection of Amounts after the Closing Date. If after the Closing Date, Buyer or Seller receives any amounts in payment of obligations owed to the other party, then the receiving party agrees to promptly notify the other party of such receipt and to promptly remit to the other party the full amount of such payments. Seller agrees to reasonably cooperate with Buyer in connection with notifying Customers of new lockbox and remittance information for periods from and after the Closing Date.

      11.3 Payment of Accounts Payable. Seller agrees to pay the accounts payable of the Subject Business that arise prior to the Closing Date in the ordinary course as they become due. If, after the Closing Date, Seller shall make payment on account of the Subject Business, then Seller agrees to notify Buyer of such payment and the details thereof and Buyer agrees to promptly remit to Seller the full amount of such payments.

      11.4 Access To Business Records. After the Closing Date and upon reasonable notice and during Buyer's normal business hours, Buyer shall grant Seller and its Representatives access to the Business Records for purposes of Tax Return preparation and Tax reporting and all other business purposes requested by Seller.

      11.5 Allocation of Purchase Price. Prior to the Closing Date, Buyer and Seller shall use commercially reasonable efforts to agree on estimated allocations of the Purchase Price and any other payments made by Buyer pursuant to this Agreement to the extent necessary to permit the filing of timely Tax Returns for Transfer Taxes. The Purchase Price shall be allocated among the Acquired Assets in accordance with an allocation schedule to be prepared in good faith using fair market values by Seller and Buyer within 180 days of the Closing Date. Seller

ASSET PURCHASE AGREEMENT                                                 PAGE 36
and Buyer shall each complete and separately file Form 8594 with their respective Tax Returns for the year in which the Closing Date occurs.

      11.6 Cooperation. After the Closing Date, upon Seller's request (at Seller's expense) and without necessity of subpoena, Buyer shall, and shall cause its Representatives and its Affiliates and their Representatives to, fully cooperate with Seller and its Representatives for purposes of permitting Seller to address and respond to matters that arise as a result of or otherwise relate to Seller's or its Affiliate's prior ownership of the Subject Business and the Acquired Assets, whether or not related to this Agreement, any matters for which Seller or its Affiliates have or may have an obligation (including an indemnity obligation), and any claims made by or against Seller or any of its Affiliates for which such cooperation is, in Seller's opinion, necessary or appropriate. Such cooperation shall include (i) upon reasonable notice to the Buyer, reasonable access to the Buyer's and its Affiliates' officers, directors, employees, auditors, counsel, representatives, properties, books, records and operating instructions and procedures, (ii) providing reasonable assistance to Seller or its Affiliates in connection with any pending or threatened Legal Proceedings, including preparation for any Legal Proceedings such as discovery, depositions and similar activities and (iii) the right to make and retain copies of all pertinent documents and records relating to any such matters. Seller shall have the right to retain, at its expense, a copy of all business and employment records and other documents the originals of which are part of the Acquired Assets. Seller's or its Affiliate's access shall not unreasonably interfere with Buyer's operation of the Subject Business and, subject to Section 11.7, shall be subject to Buyer's reasonable safety, security and privacy policies.

      11.7 Legal Privileges. Seller and Buyer acknowledge and agree that all attorney-client, work product and other legal privileges that may exist with respect to the Subject Business and the Acquired Assets prior to the Closing shall, from and after the Closing Date, be deemed to be joint privileges of Seller and Buyer. Both Seller and Buyer shall use all commercially reasonable efforts after the Closing Date to preserve all such privileges and neither Seller nor Buyer shall knowingly waive any such privilege without the prior written consent of the other party which consent shall not be unreasonably withheld or delayed.

      11.8 Tax Matters. From and after Closing, Seller and Buyer shall each (i) provide the other party with such assistance as may be reasonably requested in connection with the preparation of any Tax Return or any audit or other examination by any Governmental Entity or Legal Proceeding involving or relating to liability for Taxes, (ii) retain and provide to the other party all records and other information that may be relevant to any such Tax Return, audit or examination, proceeding or determination and (iii) provide the other party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other party for any period, in each case only to the extent such matters pertain to the Acquired Assets or the Subject Business. Without limiting the generality of the foregoing, each of Buyer and Seller shall retain, until the expiration of the applicable statutes of limitation (including any extensions thereof), copies of all Tax Returns, supporting work schedules and other records relating to Tax periods or portions thereof ending on or prior to the Closing Date, in each case only to the extent such matters pertain to the Acquired Assets or the Subject Business. Buyer will be responsible for the preparation and filing of all Tax Returns for the Subject Business and Acquired Assets for all periods that Buyer

ASSET PURCHASE AGREEMENT                                                 PAGE 37
operates the Subject Business (whether or not such operation is indirectly through the Transition Services Agreement) from and after the Closing Date. Seller shall be entitled to all refunds and credits (including interest thereon) of Taxes for any tax period ending before the Closing Date.

      11.9 Transfer Taxes. Except for sales and use taxes as noted below, all other transfer, stamp, duty and similar Taxes assessed or payable by state and local taxing authorities in connection with the transfer of the Acquired Assets or other transactions contemplated by this Agreement ("Transfer Taxes"), regardless of whether such Transfer Taxes become due or payable on or after the Closing Date, shall be paid by the party legally responsible therefor; provided that the other party shall reimburse the party legally responsible therefor for one-half of the Transfer Taxes (excluding any interest or penalties arising as a result of any action or inaction by the party legally responsible therefor on or after the Closing Date) actually paid by the party legally responsible therefor promptly upon presentation of reasonable documentation evidencing payment of same. With respect to any sales and use taxes that may be assessed or payable in connection with the transfer of the Acquired Assets or the other transactions contemplated by this Agreement, the parties agree that Seller shall determine, collect from Buyer and remit such taxes to the applicable Governmental Entity. After Seller determines the amount of sales and use taxes payable in connection with the Transaction, Seller shall notify Buyer of the amount and Buyer agrees to promptly remit such amount to Seller. The parties agree that Buyer shall be entitled to a credit from Seller under the provisions of Section 11.13 of this Agreement in an amount equal to one-half of the sales and use taxes payable.

      11.10 Audits of Customer Contracts. If the Buyer shall be notified or shall otherwise learn of any review, audit or other examination relating to any Customer Contract that relates in whole or in part to any period of time before the Closing Date, then Buyer shall promptly notify Seller in writing of such review, audit or other examination. Seller shall have the right at its expense to participate in and control the conduct of such review, audit or other examination to the extent that it relates to a potential adjustment for which Seller might be liable or to which Seller might be entitled. Buyer shall cooperate with Seller or its Affiliates as provided in Section 11.6 with respect to such review, audit or other examination. As to reviews, audits or other examinations that relate to periods of time before and after the Closing Date, neither Buyer nor Seller shall enter into any compromise or agree to settle any claim or other matter pursuant to any such review, audit or other examination that would adversely affect the other party without the written consent of the other party, which consent may not be unreasonably withheld, conditioned or delayed.

      11.11 Payment of Seller PTO. After the Closing, Seller shall pay the Seller PTO to those Employees entitled to such Seller PTO in accordance with the applicable provisions of Seller's Employee Benefit Plans and Applicable Law.

      11.12 Customer and other Business Relationships. For a period of six (6) months after the Closing, Seller agrees to reasonably cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships Seller had for the benefit of the Subject Business prior to the Closing, including relationships with lessors, Transferred Employees, regulatory authorities, licensors, Customers, suppliers and others and Seller will refer any inquiries regarding the Subject Business to Buyer; provided, however, that such

ASSET PURCHASE AGREEMENT                                                 PAGE 38

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cooperation by Seller shall not require any expenditure of money by Seller. In addition, for a period of six (6) months after the Closing, Buyer agrees to provide reasonable assistance to Seller with respect to eligibility opportunities; provided, however, that such cooperation by Buyer shall not require any expenditure of money by Buyer.

      11.13 Allocation of Items of Revenue and Expense and Post Closing True
Ups.

      (a) General Rules. As used herein the term "Revenue" shall mean the revenue of the Subject Business and the term "Expense" shall mean the operating expenses and other expenses of the Subject Business. Seller and Buyer have agreed that (i) Seller is entitled to all Revenue that is attributable to or relates to the operation of the Subject Business prior to the Closing Date ("Seller Revenue") including Seller Revenue that is collected on or after the Closing Date, (ii) Seller is responsible for the payment of all Expense that is attributable to or relates to the operation of the Subject Business prior to the Closing Date ("Seller Expense"), (iii) Buyer is entitled to receive all Revenue that is attributable to or relates to the operation of the Subject Business on or after the Closing Date ("Buyer Revenue") and (iv) Buyer is responsible for the payment of all Expense that is attributable to or relates to the operation of the Subject Business on and after the Closing Date ("Buyer Expense"). The parties agree to the following terms and provisions to effect the foregoing agreements.

      (b) Straddle Periods. As used herein a "Straddle Period" shall mean the applicable period of time in question that commences before the Closing Date and ends on or after the Closing Date. To the extent any item of Revenue or any item of Expense (including any prepaid Expense of Seller) is attributable to or relates to a Straddle Period, then such item shall be apportioned between and allocated to Seller and Buyer on a per diem basis. For example if the Straddle Period is thirty (30) days and the Closing Date falls on the 11th day, then the allocation and apportionment shall be 1/3rd to Seller and 2/3rds to Buyer. It is agreed and understood that under certain Customer Contracts Revenue may be attributable to or relate to monthly, quarterly or annual periods depending upon the attainment of certain goals and objectives or otherwise and that such periods may be Straddle Periods. Seller and Buyer agree that all such Revenue attributable to or relating to any Straddle Period shall be apportioned between and allocated to Seller and Buyer in accordance with the apportionment described above.

      (c) Payment of Expense. Seller agrees that prior to Closing it will pay Seller Expense in the ordinary course of business and that Seller will continue to pay Seller Expense after Closing until all Seller Expense has been paid in full in the ordinary course of business. Buyer agrees that on and after Closing it will pay all of Buyer Expense in the ordinary course of business. If Buyer shall pay any of Seller Expense, then Seller shall reimburse Buyer for such payments. If Seller shall pay any of Buyer Expense, then Buyer shall reimburse Seller for such payments. The provisions of this sub-section shall be effected by the process described in Section 11.13(f).

      (d) Collection of Revenue. Seller agrees that if it collects or otherwise comes into possession of the proceeds of collection of Buyer Revenue, then Seller shall turn over such proceeds to Buyer. Buyer agrees that if it collects or otherwise comes into possession of the proceeds of collection of Seller Revenue, then Buyer shall turn over such proceeds to Seller. The

ASSET PURCHASE AGREEMENT                                                 PAGE 39
provisions of this sub-section shall be effected by the process described in
Section 11.13(f). In addition, the parties agree that collections from a particular Customer shall be allocated to the invoice(s) that are identified on a remittance advice, and, in the event the remittance advice does not clearly identify the invoice being paid, Seller and Buyer shall jointly contact the Customer to determine the invoice and, in the event the Customer cannot identify which invoice has been paid, the parties agree that collections shall be allocated first to the oldest outstanding invoice from such Customer. Any partial payments received with respect to a Straddle Period shall be shared by Seller and Buyer pro rata to their respective allocable interests in the invoice to which such partial payment relates.

      (e) Appointment of Seller's Rep and Buyer's Rep. Seller shall designate one or more representatives (collectively, "Seller's Rep") who shall represent Seller with respect to all matters involving this Section. Likewise, Buyer shall designate one or more representatives (collectively, "Buyer's Rep") who shall represent Buyer with respect to all matters involving this Section. Such designations shall be made within five (5) Business Days following the date of this Agreement by written notice to the other party. Seller's Rep and Buyer's Rep shall meet as soon as possible following their designations to discuss any additional procedures and processes that are not covered herein that are necessary, advisable or appropriate to the implementation of the agreements described in Section 11.13(a).

      (f) True Ups. Seller's Rep and Buyer's Rep shall be responsible for the preparation of schedules (referred to in each instance as a "Reconciliation Schedule"). The first Reconciliation Schedule shall cover the applicable periods prior to Closing and through the period ending on the last day of the month following the month in which Closing occurs demonstrating (i) Seller Revenue, Seller Expense, Buyer Revenue and Buyer Expense, (ii) the recipient of Revenue and the payer of Expense and (iii) a reconciliation of the amount Seller owes Buyer and the amount Buyer owes Seller. Seller's Rep and Buyer's Rep shall prepare subsequent Reconciliation Schedules on the same basis for every succeeding two calendar month period until such time as Seller and Buyer agree otherwise or until such time as Seller has received all Seller Revenue, Seller has been reimbursed for all Buyer Expense paid by Seller and Buyer has been reimbursed for all Seller Expense paid by Buyer. All Reconciliation Schedules shall be due no later than ten (10) Business Days following the end of the period which it covers. No later than the last day of the month following the end of the period covered by the Reconciliation Schedule, Seller will pay Buyer all sums of money that Seller owes to Buyer, and Buyer will pay Seller all sums of money that Buyer owes to Seller, all as shown on the Reconciliation Schedule. Seller and Buyer can agree to net the amounts so that only one payment need be made. Any payments not made at time shall be considered in default and shall bear interest at 12% per annum until paid. Seller's Rep and Buyer's Rep can agree to make adjusting interim payments at any time and such interim payments shall be appropriately accounted for in the Reconciliation Schedule covering the period during which such interim payments are made.

      (g) Cooperation. Seller and Buyer agree to cooperate with each other and deal in good faith in all matters regarding this Section and to take such actions and implement such decisions as are necessary, advisable or appropriate to efficiently and expeditiously implement the provisions of this Section. Seller and Buyer agree to exchange such information, books and

ASSET PURCHASE AGREEMENT                                                 PAGE 40
other records necessary, advisable or appropriate to assist each other in the administration of this Section. Seller and Buyer each agree that they will not compromise, settle, adjust or otherwise take any action that is detrimental with respect to the other party's Revenue or Expense without the written consent of the other party.

SECTION 12. TERMINATION

      12.1 Termination of Agreement. This Agreement may be terminated on or prior to the Closing in the following manners only:

      (a) by Buyer if the Closing has not taken place on or before the Drop Dead Date other than as a result of any failure on the part of Buyer to comply with or perform any material covenant or obligation of Buyer set forth in this Agreement or as a result of any material breach by Buyer of its representations and warranties set forth in this Agreement;

      (b) by Seller if the Closing has not taken place on or before Drop Dead Date other than as a result of any failure on the part of the Seller to comply with or perform any material covenant or obligation of Seller set forth in this Agreement or as a result of any material breach by Seller of its representations and warranties set forth in this Agreement;

      (c) by Seller if there is a material breach of or failure by Buyer to perform in any material respect any of its obligations under the Transaction Documents, which breach or failure is not cured within 30 days after written notice thereof describing the default is given to Buyer (provided, however, that no cure period or notice is required to be given by Seller if Buyer has breached its obligation to pay the Purchase Price), but only if Seller is not in material breach of its covenants under the Transaction Documents;

      (d) by Buyer if there is a material breach of or failure by Seller to perform in any material respect any of its obligations under the Transaction Documents, which breach or failure is not cured within 30 days after written notice thereof describing the default is given to Seller, but only if Buyer is not in material breach of its covenants under the Transaction Documents;

      (e) by either party if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their reasonable commercial efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Transaction, and such order, decree, ruling or other action shall have become final and nonappealable;

      (f) by written agreement of Seller and Buyer; or

      (g) by Seller in order to sell the Subject Business or the Acquired Assets to a third party.

      12.2 Termination Procedures. If Buyer wishes to terminate this Agreement pursuant to Sections 12.1(a), (d), or (e), then Buyer shall deliver to Seller a written notice stating that Buyer is terminating this Agreement and setting forth a description of the basis upon which Buyer is terminating this Agreement. If Seller wishes to terminate this Agreement pursuant to Sections

ASSET PURCHASE AGREEMENT                                                 PAGE 41

12.1(b), (c), or (e), then Seller shall deliver to Buyer a written notice stating that the Seller is terminating this Agreement and setting forth a description of the basis upon which the Seller is terminating this Agreement.

      12.3 Effect of Termination.

      (a) If this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (i) no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; and (ii) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 7.2, 12.4 and 14. THE PARTIES AGREE THAT DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AVAILABLE TO EITHER SELLER OR BUYER FOR A BREACH OF THIS AGREEMENT THAT RESULTS IN THE TERMINATION OF THIS AGREEMENT WITHOUT A CLOSING HAVING OCCURRED AND ALL OTHER REMEDIES, INCLUDING SPECIFIC PERFORMANCE, ARE EXPRESSLY HEREBY WAIVED.

      (b) Seller agrees to pay to Buyer a termination fee in the amount of $2.5 Million but only if Seller terminates this Agreement pursuant to Section 12.1(g).

      12.4 Nondisclosure and Covenant. Buyer agrees that if this Agreement shall terminate without the Closing having occurred, then Buyer agrees (i) to promptly return to Seller all hard copy embodiments of data and information concerning the Seller and the Subject Business that Buyer acquired from Seller, any Affiliate of Seller or Seller's Representatives ("Seller Information"), (ii) to promptly erase or delete all soft copy embodiments of Seller Information and to certify to Seller in writing that it has fully complied with the foregoing,
(iii) to never use the Seller Information for any purpose and (iv) to never disclose the Seller Information to any Person. Notwithstanding the foregoing, Buyer may use the Seller Information in connection with Legal Proceedings to which Seller and Buyer are parties regarding any disputes involving the Transaction Documents and/or the Transaction. Furthermore, Buyer agrees that if this Agreement shall terminate without the Closing having occurred, then for a period ending on the second anniversary of such termination (i) Buyer will not use, and will cause its Affiliates not to use, any of the Seller Information in Buyer's or any of its Affiliates' business, (ii) Buyer will not hire any Employee or Seasonal Employee of Seller except employment arising as a result of bone fide public solicitations and advertisements not directed at, or made available for, Seller's Employees or Seasonal Employees and (iii) Buyer will not disclose to any Person any customer list or contact for any Customer of Seller. Seller acknowledges that Buyer's business is directly competitive with the Subject Business and the parties shall be entitled to compete with one another either prior to the Closing or after termination without a Closing; provided, however, Buyer shall have no right to use any Seller Information in competition with Seller.

SECTION 13. INDEMNIFICATION

      13.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements made by Seller and Buyer in this Agreement shall survive the Closing but shall expire on their respective Expiration Dates (herein so called) as follows:

ASSET PURCHASE AGREEMENT                                                 PAGE 42

      (a) with respect to each of the representations and warranties of the Seller and Buyer contained in this Agreement (except for the Type A Special Representations and the Type B Special Representations) and the post-Closing indemnity obligations set forth in this Agreement related thereto, the Expiration Date is fifteen (15) months after the Closing Date;

      (b) with respect to the Type A Special Representations and the post-Closing indemnity obligations set forth in this Agreement related thereto, the Expiration Date is the 30th day after the expiration of the applicable statute of limitations (after taking into account any waivers or extensions thereof) for which claims can be asserted with respect to the matters covered thereby;

      (c) with respect to the Type B Special Representations and the post-Closing indemnity obligations set forth in this Agreement related thereto, there shall be no expiration of such representations and related indemnity;

      (d) with respect to any agreement or covenant of the parties set forth in this Agreement that was required to be performed at or prior to the Closing and the post-Closing indemnity obligations set forth in this Agreement related thereto, the Expiration Date is twelve (12) months after the Closing Date;

      (e) except as otherwise provided in this Section 13.1, with respect to any agreement or covenant of the parties set forth in this Agreement that is required to be performed after the Closing, the Expiration Date is the date twelve (12) months after the date on which such agreement or covenant has been performed in accordance with its terms; and

      (f) with respect to the indemnity obligations set forth in Sections 13.2(d) through 13.2(n) and Sections 13.4(c) through (k), there shall be no expiration of such obligations.

Except to the extent otherwise expressly provided in this Section 13.1, the representations, warranties, agreements and covenants made by Buyer and Seller in this Agreement shall survive the Closing but shall expire at 11:59 p.m. Dallas, Texas time on their applicable Expiration Dates; provided that if at any time on or prior to the applicable Expiration Date, a party delivers to the other party a written notice (a "Claim Notice") alleging a breach of any of the representations, warranties, covenants or agreements made by the receiving party and asserting a claim for indemnification under this Section 13, then the claim shall survive the applicable Expiration Date until such time as such claim is fully and finally resolved. Notwithstanding the foregoing, a claim will not survive more than six (6) months following the applicable Expiration Date unless the party delivering the Claim Notice is appropriately pursuing the claim (except that in the case of a third party claim, such six month period will be suspended (if necessary) in order to take into account the timing and activity of the underlying claim or action giving rise to the third party claim) or formally initiates the dispute resolution procedures of Section 14.16 prior to the end of the six (6) month period.

      13.2 Indemnification by Seller. From and after the Closing Date, but subject to the provisions of Section 13.3, Seller shall hold harmless and indemnify Buyer and its Affiliates

ASSET PURCHASE AGREEMENT                                                 PAGE 43
from and against any and all Damages which are suffered or incurred by Buyer or its Affiliates or to which Buyer or its Affiliates have otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of:

      (a) any breach or inaccuracy of any representation or warranty of the Seller contained in this Agreement other than the Type A Special Representations and the Type B Special Representations;

      (b) any breach or inaccuracy of the Type A Special Representations and the Type B Special Representations;

      (c) any breach or non-performance of any agreement or covenant of the Seller set forth in this Agreement, whether required to be performed at, prior to or after the Closing;

      (d) the Retained Liabilities;

      (e) any broker's or finder's fees, commissions or similar payments based upon any agreement or understanding between Seller or its Affiliates and a third party regarding the transactions contemplated by this Agreement;

      (f) a Permitted Exception encumbering an Acquired Asset prior to the Closing Date other than those described in items (vi) and (vii) of the Permitted Exceptions definition;

      (g) any of Seller's Employee Benefit Plans that were provided to the Employees prior to the Closing Date except for the Buyer PTO and Buyer's obligations set forth in Sections 8.1 and 8.2;

      (h) Liabilities of the Seller or its Affiliates arising from the operation of the Subject Business prior to the Closing Date or the ownership or operation of the Acquired Assets prior to the Closing Date except for the Buyer PTO;

      (i) noncompliance by Seller with any bulk transfer laws or fraudulent transfer law with respect to the transactions contemplated by this Agreement;

      (j) Environmental Liabilities arising from the operation of the Subject Business prior to the Closing Date;

      (k) any of Seller's obligations to the Employees with respect to their employment with Seller prior to the Closing Date except for the Buyer PTO and Buyer's obligations set forth in Sections 8.1 and 8.2;

      (l) any Legal Proceeding with respect to the Subject Business or the Acquired Assets that is pending prior to the Closing Date, including those specifically set forth on Schedule 4.4;

      (m) any Legal Proceeding brought after the Closing Date that arises from the operation of the Subject Business or the ownership or operation of the Acquired Assets prior to the Closing Date but only to the extent Damages are allocable to pre-Closing Date acts or omissions; and

ASSET PURCHASE AGREEMENT                                                 PAGE 44

      (n) Employee Proceedings relating to an Employee's or Seasonal Employee's employment with Seller prior to the Closing Date, except for any Employee Proceeding related to the Buyer PTO or Buyer's obligations set forth in Sections
8.1 and 8.2.

Buyer hereby acknowledges, except with respect to the representations and warranties in Section 4.11 and Seller's related indemnification obligations, (i) that the Seller has not made any guarantee or other form of assurance of the continuation of the Customer Contracts or the Customer relationships from and after the Closing, (ii) that the Buyer is assuming all risk associated with (a) any one or more Customers failing to renew or terminating its Customer Contract or putting its contract out for bid or re-bid or (b) otherwise losing Customer business and (iii) the Seller has not agreed to indemnify the Buyer for any Damages the Buyer may suffer as a result of the loss of any Customer Contract or the other loss of Customer business.

      13.3 Limits on Seller's Indemnification. Notwithstanding anything to the contrary contained herein, the following provisions shall limit the Seller's liability for indemnification under Section 13.2:

      (a) Seller shall have no obligation to provide indemnification for Damages pursuant to Section 13.2 (a) except to the extent that the aggregate amount of all such Damages pursuant to Section 13.2 (a) exceeds $1,000,000 (the "Basket Amount") in which case Seller shall be liable to Buyer for Damages in excess of the Basket Amount, but up to an amount equal to the First Cap Limitation.

      (b) Seller shall be obligated to pay Damages under Section 13.2(c) without regard to the Basket Amount, but subject to the First Cap Limitation except that Seller's covenants and agreements set forth in Sections 8.5 (Noncompete, Nonsolicitation and Nondisparagement), 11.2 (Collection of Amounts after Closing
Date), 11.3 (Payment of Accounts Payable), 11.9 (Transfer Taxes), 11.10 (Audits of Customer Contracts), 11.11 (Payment of Seller PTO) and 11.13 (Allocation of Items of Revenue and Expense and Post Closing True Ups) shall not be subject to the First Cap Limitation, but shall be subject to the Second Cap Limitation.

      (c) Seller shall be obligated to pay Damages under Sections 13.2(b) and Sections 13.2(d) through 13.2(m) without regard to the Basket Amount, but subject to the Second Cap Limitation.

      13.4 Indemnification by Buyer. From and after the Closing Date, but subject to the provisions of Section 13.5, Buyer shall hold harmless and indemnify Seller and its Affiliates from and against any and all Damages which are suffered or incurred by Seller or its Affiliates or to which Seller or its Affiliates may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of:

      (a) any breach or inaccuracy of any representation or warranty of Buyer contained in this Agreement;

      (b) any breach or non-performance of any agreement or covenant of the Buyer set forth in this Agreement that was required to be performed at, prior to or after the Closing;

ASSET PURCHASE AGREEMENT                                                 PAGE 45

      (c) the Assumed Liabilities;

      (d) all Liabilities of the Buyer and its Affiliates arising from the ownership or use of the Acquired Assets or from the operation of the Subject Business from and after the Closing Date, which shall include Liabilities arising from the acts or omissions of Buyer and its Affiliates in the operation of the Subject Business from and after the Closing Date;

      (e) any broker's or finder's fees, commissions or similar payments based upon any agreement or understanding between Buyer or its Affiliates and a third party regarding the transactions contemplated by this Agreement;

      (f) any of Buyer's Employee Benefit Plans that are provided to the Employees from and after the Closing Date;

      (g) Environmental Liabilities arising from the operation of the Subject Business from and after the Closing Date;

      (h) any of Buyer's obligations to the Employees with respect to their employment with Buyer from and after the Closing Date, Buyer's obligation with respect to the Buyer PTO and Buyer's obligations set forth in Sections 8.1 and 8.2;

      (i) any Legal Proceeding with respect to the Subject Business or the Acquired Assets that is brought from and after the Closing Date except to the extent such Damages are allocable to pre-Closing Date acts or omissions;

      (j) Employee Proceedings relating to an Employee's or Seasonal Employee's employment with Buyer from and after the Closing Date, and any Employee Proceeding related to the Buyer PTO or Buyer's obligations set forth in Sections
8.1 and 8.2; and

      (k) Buyer's obligations set forth in Section 8.7(c).

      13.5 Limits on Buyer's Indemnification. Notwithstanding anything to the contrary contained herein, the following provisions shall limit the Buyer's liability for indemnification under Section 13.4:

      (a) Buyer shall have no obligation to provide indemnification for Damages pursuant to Section 13.4(a) except to the extent that the aggregate amount of all such Damages pursuant to Section 13.4(a) exceeds the Basket Amount in which case Buyer shall be liable to Seller for Damages in excess of the Basket Amount, but up to an amount equal to the First Cap Limitation.

      (b) Buyer shall be obligated to pay Damages under Section 13.4(b) without regard to the Basket Amount, but subject to the First Cap Limitation except that Sections 8.1 (Employee Matters), 8.2 (WARN Act Requirements), 8.6 (Seller's Marks), 8.7(c) (Third Party Consents), 11.2 (Collection of Amounts after Closing
Date), 11.3 (Payment of Accounts Payable), 11.9 (Transfer Taxes), 11.10 (Audit of Customer Contracts) and 11.13 (Allocation of Items of Revenue and Expense and Post Closing True Ups) shall not be subject to the First Cap Limitation, but shall be subject to the Second Cap Limitation.

ASSET PURCHASE AGREEMENT                                                 PAGE 46

      (c) Buyer shall be obligated to pay Damages under Sections 13.4(c) through 13.4(k), without regard to the Basket Amount, but subject to the Second Cap Limitation.

      13.6 Claim Procedure Not Involving Third Party Claims. Any party seeking indemnification from the other party for Damages not involving a third party claim, demand or Legal Proceeding shall give written notice to the party from whom indemnification is sought and shall include in such written notice reasonably detailed information regarding the fact, event or circumstance resulting in such Damages and a reasonable description of such Damages and how such Damages are computed. The indemnifying party shall have twenty (20) Business Days to object to such claim for Damages and to then promptly submit such claim to the dispute resolution provisions of Section 14.16, and failing to timely object and submit, shall promptly pay to the indemnified party an amount sufficient to fully indemnify the indemnified party against such Damages.

      13.7 Interest. Any party who is required to hold harmless, indemnify, compensate or reimburse any indemnified party pursuant to this Section 13 with respect to any Damages shall also be liable to such indemnified party for interest on the amount of such Damages for the period commencing five (5) Business Days after the date on which the indemnifying party received the indemnity notice in accordance with Section 13.6 or 13.8, as the case may be, and ending on the date on which the liability of the indemnifying party to such indemnified party is fully paid at a rate of 6% per annum; provided however, if the indemnifying party timely objects to such claim and the claim is then submitted to the dispute resolution provisions of Section 14.16, interest will not commence to accrue until five (5) Business Days after the claim is resolved unless the arbitrator makes a determination that the indemnifying party's defense to such claim was not made in good faith, in which case interest shall accrue commencing five (5) Business Days after the date on which the indemnifying party received the indemnity notice in accordance with Section 13.6 or 13.8, as the case may be.

      13.8 Claim Procedure Involving Third Party Claims. In the event of the assertion or commencement by a third party of any demand, claim or Legal Proceeding against an indemnified party with respect to which the indemnifying party may become obligated to indemnify pursuant to this Section 13, the indemnified party shall provide prompt written notice to the indemnifying party of the assertion or commencement of such third-party demand, claim or Legal Proceeding but in any event within twenty (20) days of such assertion or commencement; provided, however, that the failure to deliver such notice shall not relieve the indemnifying party from any liability under this Section 13 except to the extent that the indemnifying party is prejudiced by late notification. The indemnifying party shall have the right, at its election, to proceed with the defense of such demand, claim or Legal Proceeding; provided, that the indemnifying party shall not have the right to settle, adjust or compromise such demand, claim or Legal Proceeding without the consent of the indemnified party which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the indemnified party shall have the right to retain counsel of its choice at its own expense and participate in the defense of such demand, claim or Legal Proceeding. If the indemnifying party elects not to proceed with the defense of such demand, claim or Legal Proceeding, the indemnified party shall defend such demand, claim or Legal Proceeding on its own; provided, that the indemnified party shall not have the right to settle, adjust or compromise such claim or Legal Proceeding without the consent of the indemnifying party which consent

ASSET PURCHASE AGREEMENT                                                 PAGE 47
will not be unreasonably withheld, conditioned or delayed. If the indemnifying party does not assume the defense of any such demand, claim or Legal Proceeding, then (i) all reasonable attorneys' fees and other costs and expenses relating to the defense shall be Damages to the extent that the indemnified party is determined to be entitled to indemnification pursuant to this Section 13, and
(ii) the indemnifying party shall make available to the indemnified party any documents and materials in its possession or control that may be necessary to the defense.

      13.9 Sole Remedy. EXCEPT IN THE CASE OF ACTUAL FRAUD AND ASSUMING THE CLOSING SHALL OCCUR, THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS SECTION SHALL CONSTITUTE THE SOLE AND EXCLUSIVE REMEDY OF BUYER AGAINST SELLER FOR ANY AND ALL BREACHES OF SELLER'S WARRANTIES, REPRESENTATIONS, COVENANTS AND AGREEMENTS ARISING UNDER THIS AGREEMENT OR OTHERWISE IN CONNECTION WITH THE TRANSACTION. NOTWITHSTANDING THE FOREGOING, BUYER MAY SEEK AND OBTAIN SPECIFIC PERFORMANCE OF SELLER'S COVENANTS IN SECTION 8.5 OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS ARE SUBJECT TO THE REMEDIES STATED THEREIN.

      13.10 Limitation to Reference. All references to "this Agreement" in this
Section 13 shall be deemed to refer only to this Asset Purchase Agreement and its schedules and shall not refer to any other Transaction Document.

SECTION 14. MISCELLANEOUS PROVISIONS

      14.1 Fees and Expenses and Attorneys' Fees. Buyer and Seller shall each bear and pay their own respective fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that will be incurred by such party in connection with the Transaction Documents and the Transaction. If any action or proceeding relating to the Transaction Documents, the Transaction or the enforcement of any provision of this Agreement or the Transaction Documents is brought against any party hereto, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

      14.2 Notices. All notices or other communications ("notices") required or permitted by this Agreement shall be sufficiently given if in writing and (i) personally delivered, by any courier service such as Federal Express or United Parcel Service, (ii) mailed by registered or certified mail, return receipt requested, first class postage prepaid, or (iii) sent by facsimile transmission
(FAX) with an accompanying telephone call to the person being noticed. All notices shall be deemed to have been given either (a) if personally delivered, then at the time of actual delivery thereof to any person entitled to receive such notice or officer or employee thereof, (b) if mailed, then at the completion of the third full calendar day following the mailing thereof or (c) if faxed, then upon the successful completion of the FAX transmission and the accompanying telephone call. For purposes of this Agreement, the following addresses and telephone and FAX numbers shall be used:

If to Seller:       ACS State & Local Solutions, Inc.
                    Attention: John Rexford

ASSET PURCHASE AGREEMENT                                                 PAGE 48

                    2828 North Haskell Avenue
                    Dallas, Texas 75204
                    Fax: 214-826-8277

With a copy to:     Affiliated Computer Services, Inc.
                    Attention: General Counsel
                    2828 North Haskell Avenue
                    Dallas, Texas 75204
                    Fax: 214-823-5746

And a copy to:      Baker Botts L.L.P.
                    2001 Ross Avenue, Suite 700
                    Dallas, Texas 75201
                    Attn: Neel Lemon
                    Fax: 214-661-4954

If to Buyer:        Arbor E&T, LLC
                    10140 Linn Station Road
                    Louisville, Kentucky 40223-3613
                    Attn: Ronald G. Geary
                    Fax: 502-394-2206

With a copy to:     Frost Brown Todd LLC
                    400 West Market Street
                    32nd Floor
                    Louisville, Kentucky 40202-3363
                    Attn: Scott Dolson
                    Fax: 502-581-1087

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Notwithstanding any other provision of this Agreement, if any notification, communication or action is required or permitted to be given or taken within a certain period of time and the last date for doing so falls on a day that is not a Business Day, then the last day for such notification, communication or action shall be extended to the first day thereafter that is a Business Day.

      14.3 Limitation On Damages. EACH PARTY AGREES THAT NO PARTY WILL BE LIABLE FOR (i) EXEMPLARY, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS AND LOST REVENUES OR (ii) "COSTS OF COVER" (INCLUDING, WITHOUT LIMITATION, COSTS OF PROCURING SUBSTITUTE PRODUCTS OR SERVICES) WHICH ARISE DIRECTLY OR INDIRECTLY OUT OF THE PURCHASE, SALE AND/OR USE OF THE PRODUCTS AND/OR SERVICES REFERENCED IN THIS AGREEMENT WHETHER SUCH DAMAGES ARE ASSERTED IN AN ACTION BROUGHT IN CONTRACT, IN TORT OR PURSUANT TO SOME OTHER THEORY AND WHETHER THE POSSIBILITY OF SUCH DAMAGES WAS MADE KNOWN OR WAS FORESEEABLE. ACCORDINGLY, EACH PARTY AGREES TO

ASSET PURCHASE AGREEMENT                                                 PAGE 49

ASSUME THE RESPONSIBILITY FOR INSURING AGAINST OR OTHERWISE BEARING THE RISK OF GREATER DAMAGES. THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION ARE INTENDED TO LIMIT THE LIABILITY OF EACH PARTY AND WILL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

      14.4 Disclaimer. BUYER ACKNOWLEDGES THAT EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN SECTION 4, (i) SELLER HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE ACQUIRED ASSETS, (ii) THE ACQUIRED ASSETS THAT ARE "GOODS" FOR PURPOSES OF ARTICLE 2 OF THE UNIFORM COMMERCIAL CODE ARE SOLD, DELIVERED AND FURNISHED TO BUYER "AS IS" AND "WHERE IS" AND "WITH ALL FAULTS" and (iii) SELLER DISCLAIMS ANY IMPLIED WARRANTY WITH RESPECT TO NON-INFRINGEMENT, MERCHANTABILITY, DESIGN, CONDITION, DURABILITY, PERFORMANCE, QUALITY, CAPACITY, TECHNICAL COMPATIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ACQUIRED ASSETS.

      14.5 Publicity. No party to this Agreement or its respective Affiliates will issue any press release or make any public statement regarding this Agreement or the Transaction, or regarding any of the other transactions contemplated by this Agreement, without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that nothing in this Section 14.5 shall prohibit a party from complying with the requirements of any regulatory authority, Governmental Authority or any Applicable Law.

      14.6 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      14.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. This Agreement may be signed in counterpart signature pages. The Transaction Documents may be executed and delivered by facsimile transmissions and a facsimile signature (or PDF email of signature pages) of any party shall be effective as an original signature.

      14.8 Governing Law. UNLESS OTHERWISE EXPRESSLY PROVIDED FOR IN THE TRANSACTION DOCUMENTS OTHER THAN THIS AGREEMENT, ALL OF THE TRANSACTION DOCUMENTS, INCLUDING THIS AGREEMENT, SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND ENFORCEABLE UNDER, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN NEW YORK AND THAT ARE TO BE WHOLLY PERFORMED IN NEW YORK WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES OF NEW YORK. WITHOUT LIMITATION OF THE PROVISIONS OF SECTION 14.16, VENUE FOR ANY ACTION BROUGHT UNDER THE TRANSACTION DOCUMENTS SHALL BE IN THE APPROPRIATE FEDERAL AND STATE COURTS LOCATED IN NEW YORK.

ASSET PURCHASE AGREEMENT                                                 PAGE 50

      14.9 Successors and Assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder nor by reason hereof nor any of the documents executed in connection herewith may be assigned or delegated by any party without the consent of the other parties, except that prior to Closing, upon notice to Seller, Buyer may assign all rights and obligations under this Agreement to a wholly-owned subsidiary of Res-Care provided that no such assignment shall relieve Buyer or Res-Care of its obligations hereunder. Any assignment or delegation in violation of this Section shall be void and ineffective. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

      14.10 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      14.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

      14.12 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      14.13 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and permitted assigns, if any.

      14.14 Entire Agreement. The Transaction Documents set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. The Exhibits and Schedules and the other agreements identified in this Agreement are incorporated herein by reference and made a part hereof. BUYER HEREBY AFFIRMS TO SELLER THAT IN MAKING ITS DECISION TO ACQUIRE THE SUBJECT BUSINESS IT IS NOT RELYING ON ANY REPRESENTATIONS OR PROMISES OF SELLER OTHER THAN THOSE REPRESENTATIONS AND PROMISES OF SELLER EXPRESSLY CONTAINED IN THIS WRITTEN AGREEMENT. SELLER HEREBY AFFIRMS TO BUYER THAT IN MAKING ITS DECISION TO SELL THE SUBJECT BUSINESS IT IS NOT RELYING ON ANY REPRESENTATIONS OR PROMISES OF

ASSET PURCHASE AGREEMENT                                                 PAGE 51

BUYER OTHER THAN THOSE REPRESENTATIONS AND PROMISES OF BUYER EXPRESSLY CONTAINED IN THIS WRITTEN AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN SELLER AND BUYER.

      14.15 Construction. For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa and the masculine, feminine and neuter genders shall each be deemed to include the others. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." Except as otherwise indicated, all references in this Agreement to "Sections", "Schedules" and "Exhibits" refer to Sections of this Agreement and Schedules and Exhibits attached to this Agreement. The reference to a particular "Section" shall mean all matter included within that particular Section, such that, for example, a reference to Section 14 shall mean and include all of Sections 14.1 thru 14.19, inclusive and a reference to Section 14.16 shall mean all matter within Section
14.16 (a) thru (d), inclusive. The term "material" shall mean that a particular matter or thing is important in the context of the Transaction taken as a whole. Unless otherwise specifically provided, use of the word "or" in this Agreement shall not be deemed to create an exclusive alternative.

      14.16 Dispute Resolution. Subject to the provisions of Section 14.16(c), any controversy or claim (a "Dispute") arising from or in connection with the Transaction Documents, an alleged breach of the Transaction Documents or the relationship of the parties under the Transaction Documents, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, shall be resolved as follows:

      (a) Informal Resolution. First, upon written request of any party to the Dispute, each party to the Dispute will appoint a designated representative. The task of the designated representatives will be to meet for the purpose of endeavoring to resolve such Dispute. The designated representatives shall have the authority to make binding decisions and/or commitments on behalf of each Person they represent. The designated representatives shall meet as often as they reasonably deem necessary to resolve the Dispute without the necessity of any formal proceeding. Unless delay would impair a party's rights under applicable statutes of limitations, formal proceedings (including arbitration) for the resolution of a Dispute may not be commenced until the earlier of: (i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely or (ii) the expiration of the thirty (30) day period immediately following the initial request to negotiate the Dispute.

      (b) Arbitration. Failing resolution pursuant to subsection (a) next above, the Dispute shall be finally settled by binding arbitration under the Commercial Arbitration Rules established by the American Arbitration Association then in effect as follows. Any party may initiate the arbitration following failure of informal resolution of the Dispute pursuant to Section 14.16(a) by filing a demand for arbitration with the American Arbitration Association, and simultaneously delivering a copy of such demand to the other parties involved in the Dispute. Unless otherwise

ASSET PURCHASE AGREEMENT                                                 PAGE 52
agreed by the parties, all such claims shall be arbitrated in New York, New York. In any Dispute involving a claim equal to or less than $1 million, a single arbitrator shall be employed and in any Dispute involving a claim in excess of $1 million, three arbitrators shall be employed. Any arbitrator employed shall act under the Commercial Rules of the American Arbitration Association except as modified herein, and each arbitrator shall be a business attorney in practice for at least 15 years, with substantial experience in the negotiating and drafting of business acquisition agreements, and versed in New York law. Unless the parties mutually agree upon the arbitrator(s) within thirty
(30) days of a demand for arbitration, the arbitrator(s) shall be selected by the American Arbitration Association. Any arbitrator employed shall be bound by the limitations of liability and other provisions of this Agreement, including the governing law provision. It is the intent of the parties that the arbitration shall be conducted in an efficient, economical and expeditious manner. Accordingly, the parties shall meet in a pre-hearing conference as promptly as practicable after selection of the arbitrator(s) to establish the scope and extent of all discovery and the schedule of the arbitration. Discovery shall be limited to that necessary to resolve the disputed issues, in the judgment of the arbitrator(s). If any party wishes to take discovery, including document productions, interrogatories or depositions, a request to do so must be submitted to the arbitrator(s) in accordance with the procedures determined at the pre-hearing conference. The arbitrator(s) may allow limited discovery, all of which must be completed within twenty (20) Business Days of the arbitrators' directive unless extended for good cause by the arbitrator(s). The decision of the arbitrator(s) as to the validity and amount of Damages shall be binding and conclusive upon the parties to this Agreement. The arbitrator(s) shall issue such decision, including a brief statement of the reasons for the award and the calculation of damages awarded, within twenty-five (25) Business Days after completion of the arbitration hearing and deliver such decision to the parties involved in the Dispute. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The non-prevailing parties shall pay the reasonable expenses (including attorneys' fees) of the prevailing party and the arbitrator fees and administrative expenses associated with the arbitration.

      (c) Excluded Disputes. The following matters are excluded from the Dispute resolution requirements of this Section: (i) a cross-claim pursuant to an indemnification obligation set forth in this Agreement in a proceeding filed by a third party; (ii) a Dispute regarding ownership, infringement or violation of intellectual property rights; (iii) Disputes involving Section 8.5 of this Agreement and (iv) any formal proceedings commenced to avoid expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek temporary, preliminary or permanent injunctive relief. The filing of a court action to enable the recording of a notice of pending action, receivership, or injunction shall not constitute a violation of this Section.

      (d) Other Resolution. If a Dispute cannot be fully or finally resolved pursuant to the preceding provisions of this Section, the parties may seek resolution by litigation or other proceedings.

      14.17 Time of Essence. With respect to a specific date or specific time period set forth herein, time is of the essence.

      14.18 Disclosure Schedules. The information in the Schedules constitutes
(i) exceptions

ASSET PURCHASE AGREEMENT                                                 PAGE 53
to particular representations, warranties, covenants and obligations of Seller as set forth in this Agreement, (ii) lists of specific items or people as set forth in this Agreement, or (iii) descriptions of items referred to in this Agreement. In the event there is any inconsistency between the statements in this Agreement and other statements in the Schedules, other than as set forth in clause (i), (ii) or (iii) in the preceding sentence, the statements in this Agreement will control. Inclusion of information in the Schedules shall not constitute an admission or raise any inference that such information rises to a level of materiality or is determinative of any standard of materiality. Matters disclosed on a Schedule shall be deemed to be disclosed with respect to those sections of the Agreement to which such disclosure expressly relates and not to any other provision of this Agreement.

      14.19 Seller Party. To the extent any of the Acquired Assets are owned by Concera Corporation and such Acquired Assets cannot be assigned to Seller prior to the Closing Date, Concera Corporation shall be treated as the "Seller" of such Acquired Assets under this Agreement for all purposes, including, but not limited to, any related indemnity obligations set forth in Section 13 hereof.

                            [Signature Page Follows]

ASSET PURCHASE AGREEMENT                                                 PAGE 54

      The parties hereto have caused this Agreement to be executed and delivered as of the date and year first above written.

                                              SELLER:

                                              ACS STATE & LOCAL SOLUTIONS, INC.

                                              By: /s/ John H. Rexford
                                                  ------------------------------
                                                  John H. Rexford
                                                  Vice President

                                              BUYER:

                                              ARBOR E&T, LLC

                                              By: /s/ Paul Dunn
                                                  ------------------------------
                                                  Paul Dunn
                                                  Vice President

      As to matters described in Section 14.19 of this Agreement.

                                              CONCERA CORPORATION

                                              By: /s/ John H. Rexford
                                                  ------------------------------
                                                  Name: John H. Rexford
                                                  Title: Vice President

      For the limited purpose of guaranteeing the performance of Seller's indemnification obligations under Section 13 of this Agreement.

                                              ACS:

                                              AFFILIATED COMPUTER SERVICES, INC.

                                              By: /s/ John H. Rexford
                                                  ------------------------------
                                                  John H. Rexford
                                                  Executive Vice President

      For the limited purpose of guaranteeing the performance by Buyer of its obligations in Section 3 and Buyer's indemnification obligations in Section 13 of this Agreement.

                                              RES-CARE:

                                              RES-CARE, INC.

                                              By: /s/ Paul Dunn
                                                  ------------------------------
                                                  Paul Dunn
                                                  Chief Development Officer